                                  EXHIBIT 4.2



                                   KFx INC.,

                                  as Obligor

                                      and

                       FIRST BANK NATIONAL ASSOCIATION,

                               doing business as

                            COLORADO NATIONAL BANK,

                                  as Trustee



                           _________________________


                                   INDENTURE

                           Dated as of July 25, 1997


                           -------------------------


                                U.S.$25,000,000


                           6% CONVERTIBLE DEBENTURES
                                   DUE 2002

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I           DEFINITIONS AND OTHER PROVISIONS
                    OF GENERAL APPLICATION............................................  1
     Section 1.1.        Definitions..................................................  1
     Section 1.2.        Trust Indenture Act.......................................... 13
     Section 1.3.        Rules of Construction........................................ 13
     Section 1.4.        Rights of TCK................................................ 14

ARTICLE II          FORM OF DEBENTURES................................................ 14
     Section 2.1.        Forms Generally.............................................. 14
     Section 2.2.        Forms of Debentures.......................................... 15
     Section 2.3.        Form of Coupon............................................... 30
     Section 2.4.        Form of Certificate of Authentication........................ 31
     Section 2.5.        Form of Conversion Notice.................................... 31
     Section 2.6.        Restrictive Legends.......................................... 33

ARTICLE III         THE SECURITIES.................................................... 34
     Section 3.1.        Title and Terms.............................................. 34
     Section 3.2.        Denominations................................................ 34
     Section 3.3.        Execution, Authentication, Delivery and Dating............... 34
     Section 3.4.        Global Securities............................................ 35
     Section 3.5.        Mutilated, Destroyed, Lost and Stolen Debentures and Coupons. 40
     Section 3.6.        Persons Deemed Owners........................................ 42
     Section 3.7.        Cancellation................................................. 42
     Section 3.8.        Computation of Interest...................................... 43
     Section 3.9.        ISIN, Common Code Or Other Identifying Numbers............... 43

ARTICLE IV          REDEMPTION OF SECURITIES.......................................... 43
     Section 4.1.        Right of Redemption.......................................... 43
     Section 4.2.        Applicability of Article..................................... 43
     Section 4.3.        Election to Redeem; Notice to Trustee........................ 43
     Section 4.4.        Notice of Redemption; Section of Debentures.................. 44
     Section 4.5.        Deposit of Redemption Price.................................. 44
     Section 4.6.        Debentures Payable on Redemption Date........................ 45

ARTICLE V           CONVERSION OF DEBENTURES.......................................... 46
     Section 5.1.        Conversion Privilege......................................... 46
     Section 5.2.        Exercise of Conversion Privilege............................. 46
     Section 5.3.        Fractions of Shares.......................................... 47
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     Section 5.4.        Adjustment of Conversion Price............................... 47
     Section 5.5.        Notice of Adjustments of Conversion Price.................... 53
     Section 5.6.        Notice of Certain Corporate Action........................... 53
     Section 5.7.        Company to Reserve Common Stock.............................. 54
     Section 5.8.        Taxes on Conversions......................................... 54
     Section 5.9.        Cancellation of Converted Definitive Debentures.............. 54
     Section 5.10.       Provisions in Case of Reclassification, Consolidation,
                         Merger or Sale of Assets..................................... 55

ARTICLE VI          COVENANTS......................................................... 56
     Section 6.1.        Payment of Principal and Interest on Debentures.............. 56
     Section 6.2.        Maintenance of Offices for Agencies.......................... 56
     Section 6.3.        Money for Payments to Be Held in Trust....................... 57
     Section 6.4.        Taxes, Assessments, Governmental Charges and Certain Claims.. 58
     Section 6.5.        Reporting Requirements....................................... 59
     Section 6.6.        Books and Records............................................ 59
     Section 6.7.        Maintenance of Insurance..................................... 59
     Section 6.8.        Maintenance of Corporate Existence, Properties, Etc.......... 59
     Section 6.9.        Type of Business............................................. 60
     Section 6.10.       Merger or Sale of Assets..................................... 60
     Section 6.11.       Investments.................................................. 60
     Section 6.12.       Use of Proceeds.............................................. 61
     Section 6.13.       Dividends, Etc............................................... 61
     Section 6.14.       Additional Indebtedness...................................... 61
     Section 6.15.       Limitation on Liens.......................................... 62
     Section 6.16.       Compliance with Laws, Etc.................................... 62
     Section 6.17.       Reports from the Company..................................... 62
     Section 6.18.       Registration and Listing..................................... 63
     Section 6.19.       Statement by Officers as to Default.......................... 63
     Section 6.20.       Additional Amounts........................................... 64

ARTICLE VII         REMEDIES OF THE TRUSTEE AND HOLDER OF................................
                    DEBENTURES ON EVENT OF DEFAULT.................................... 65
     Section 7.1.        Events of Default Defined.................................... 65
     Section 7.2.        Covenant of Company to Pay to Trustee Whole Amount Due on
                         Debentures on Default in Payment of Interest, Principal or
                         Premium...................................................... 68
     Section 7.3.        Trustee May File Proofs of Claim............................. 69
     Section 7.4.        Application of Moneys Collected by Trustee................... 70
     Section 7.5.        Limitation on Suits.......................................... 70
     Section 7.6.        Unconditional Right of Holders to Receive Principal, Premium
                         and Interest and to Convert.................................. 71
     Section 7.7.        Restoration of Rights and Remedies........................... 71
     Section 7.8.        Rights and Remedies Cumulative............................... 71
     Section 7.9.        Delay or Omission Not Waiver................................. 72
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     Section 7.10.       Rights of Holders of Majority in Principal Amount of
                         Debentures to Direct Trustee and Waive Defaults.............. 72
     Section 7.11.       Waiver of Past Defaults...................................... 73
     Section 7.12.       Undertaking for Costs........................................ 73
     Section 7.13.       Waiver of Usury, Stay or Extension Laws...................... 73

ARTICLE VIII        CONCERNING THE TRUSTEE............................................ 74
     Section 8.1.        Certain Duties and Responsibilities.......................... 74
     Section 8.2.        Notice of Defaults........................................... 75
     Section 8.3.        Rights of Trustee............................................ 75
     Section 8.4.        Trustee Not Liable for Recitals.............................. 76
     Section 8.5.        Trustee and Agents May Own Debentures........................ 76
     Section 8.6.        Trustee Entitled to Compensation, Reimbursement and
                         Indemnity.................................................... 77
     Section 8.7.        Right of Trustee to Rely on Certificate of Officers of
                         Company Where no Other Evidence Specifically Prescribed...... 78
     Section 8.8.        Moneys Received by Trustee to be Held in Trust............... 78
     Section 8.9.        Requirements for Eligibility of Trustee...................... 78
     Section 8.10.       Resignation or Removal of Trustee............................ 78
     Section 8.11.       Acceptance by Successor Trustee.............................. 80
     Section 8.12.       Successor to Trustee by Merger, Consolidation or
                         Succession to Business....................................... 80
     Section 8.13.       Authenticating Agent......................................... 80

ARTICLE IX          CONCERNING THE HOLDERS OF DEBENTURES.............................. 82
     Section 9.1.        Evidence of Action by Holders of Debentures.................. 82
     Section 9.2.        Proof of Execution of Instruments and of Holding of
                         Debentures................................................... 83
     Section 9.3.        Action by Holder of Debenture Binds Future Holders........... 84

ARTICLE X           MEETINGS.......................................................... 85
     Section 10.1.       Purposes for Which Meetings May be Called.................... 85
     Section 10.2.       Manner of Calling Meetings................................... 85
     Section 10.3.       Call of Meetings by Company or Holders of Debentures......... 85
     Section 10.4.       Persons Entitled to Vote at Meetings......................... 86
     Section 10.5.       Determination of Voting Rights, Control and Adjournment of
                         Meetings..................................................... 86
     Section 10.6.       Manner of Voting at Meetings and Record to be Kept........... 87
     Section 10.7.       Exercise of Rights of Trustee or Holders of Debentures May
                         Not be Hindered or Delayed by Call of Meeting of Holders of
                         Debentures................................................... 88

 ARTICLE XI         SUPPLEMENTAL INDENTURES........................................... 88
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     Section 11.1.       Purposes for Which Supplemental Indentures May be Entered
                         into Without Consent of Holders of Debentures...............  88
     Section 11.2.       Modification of Indenture with Consent of Holders of a
                         Majority in Principal Amount of Debentures..................  89
     Section 11.3.       Effect of Supplemental Indentures...........................  90
     Section 11.4.       Debentures May Bear Notation of Changes.....................  91
     Section 11.5.       Opinion of Counsel..........................................  91
     Section 11.6.       Notice of Supplemental Indentures...........................  91
     Section 11.7.       Consent of TCK..............................................  91

ARTICLE XII         CONSOLIDATION OR MERGER..........................................  92
     Section 12.1.       When Company May Merge, Etc.................................  92
     Section 12.2.       Successor Corporation.......................................  93

ARTICLE XIII        SATISFACTION AND DISCHARGE OF INDENTURE;
                         DEPOSITED MONEYS............................................  93
     Section 13.1.       Satisfaction and Discharge of Indenture.....................  93
     Section 13.2.       Application by Trustee of Funds Deposited for Payment of
                         Debentures..................................................  94
     Section 13.3.       Repayment of Moneys Held by Paying Agent....................  94
     Section 13.4.       Moneys Deposited for Redemption of Debentures Subsequently
                         Converted to be Returned to Company.........................  95
     Section 13.5.       Payment of Deposited Money to Company After Lapse of Time...  95

ARTICLE XIV         IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                    OFFICERS AND DIRECTORS...........................................  95

ARTICLE XV               RIGHT TO REQUIRE REPURCHASE.................................  96
     Section 15.1.       Right to Require Repurchase.................................  96
     Section 15.2.       Notice; Method of Exercising Repurchase Right...............  96
     Section 15.3.       Deposit of Repurchase Price.................................  98

ARTICLE XVI         MISCELLANEOUS PROVISIONS.........................................  98
     Section 16.1.       Successors and Assigns of Company Bound by Indenture........  98
     Section 16.2.       Acts of Board, Committee or Officer of Successor Corporation
                         Valid.......................................................  99
     Section 16.3.       [Intentionally Omitted].....................................  99
     Section 16.4.       Notices, Etc. to Trustee and Company........................  99
     Section 16.5.       Notice to Holders of Debentures; Waiver.....................  99
     Section 16.6.       Effect of Headings and Table of Contents.................... 100
     Section 16.7.       Indenture and Debentures to be Construed in Accordance with
                         Laws of State of New York................................... 100
     Section 16.8.       Officers' Certificate and Opinion of Counsel to be Furnished
                         upon Applications or Demands by Company..................... 100
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     Section 16.9.       Benefits of Indenture....................................... 102
     Section 16.10.      Legal Holidays.............................................. 102
     Section 16.11.      Effect of Invalidity of Provisions.......................... 102
     Section 16.12.      Execution in Counterparts................................... 102
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                                                                             -v-

                                                                     Exhibit 4.2

          INDENTURE, dated as of July 25, 1997, between KFx Inc., a Delaware corporation (the "Company"), and First Bank National Association, doing business as Colorado National Bank, a national banking association authorized to exercise corporate trust power, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

          WHEREAS, for its lawful corporate purposes, the Company has duly authorized the creation of an issue of its 6% Convertible Debentures due 2002 (the "Debentures") and the coupons thereto appertaining of substantially the same tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and

          WHEREAS, all acts and things necessary have been done by the Company to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company upon payment therefor by the purchasers thereof, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          In order to declare the terms and conditions upon which the Debentures and the coupons thereto appertaining are, and are to be authenticated, issued and delivered, and for and in consideration of the premises and the purchase of the Debentures by the holders thereof ("Holders"), it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures as follows:

                                   ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          Section I.1.  Definitions.
                        -----------

          "Additional Amounts" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Affiliate" means, when used with reference to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership or voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "AMEX" means the American Stock Exchange.

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Debenture or beneficial interest therein the rules and procedures of Euroclear or Cedel and of the Common Depositary, in each case to the extent applicable to such transaction as in effect from time to time.

          "Authorized Newspaper" means, so long as the Debentures are listed on a securities exchange and such exchange so requires, a newspaper published in the city in which such securities exchange is located; provided that publication in London, England shall be in the Financial Times and for so long as the
                                   ---------------
Debentures are listed on the Luxembourg Stock Exchange, "Authorized Newspaper" shall include the Luxembourg Wort; provided, further, that if, because of
                  ---------------
temporary or permanent suspension of publication or general circulation of any newspaper or for any other reason, it is impossible or, in the opinion of the Trustee, impracticable to make reasonable publication of any notice required herein in a newspaper published in the city in which the securities exchange is located, then "Authorized Newspaper" shall mean any publication in an English language newspaper of general circulation.

          "Authenticating Agent" means any Person authorized pursuant to Section
8.13 to act on behalf of the Trustee to authenticate Debentures.

          "Bankruptcy Code" means the Bankruptcy Code of 1978, as amended (11 U.S.C. 101 et seq.).

          "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

          "Board Resolution" means a resolution duly adopted by the Board of Directors, a copy of which certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law, executive order or regulation to close, in Denver, Colorado and, with respect to any payment on the Debentures or the Coupons, or conversion of Debentures, if there is a Paying Agent or Conversion Agent in Luxembourg, in Luxembourg and, with respect to any other place of payment or conversion, in such other place of payment or conversion.

          "Capitalized Lease Obligations" means, with respect to any Person, any Indebtedness of such Person represented by obligations under a lease or other rental agreement that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness for purposes hereof shall be the capitalized amount of such obligations as determined in accordance with GAAP on a consolidated basis.

          "Cedel" means Cedel Bank Societe Anonyme.

          "Change of Control" has the meaning specified in the form of Definitive Debenture set forth in Section 15.1.

          "Closing Price Per Share" means, with respect to the Common Stock of the Company, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the American Stock Exchange, as reported in The Wall Street Journal (or other similar newspaper) or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price Per Share shall be the fair value of a share as determined by the Board of Directors of the Company.

          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder and any successor statute thereto.

          "Commission" means the Securities and Exchange Commission.

          "Common Depositary" has the meaning specified in Section 3.4.

          "Common Stock" or "Shares" means the Common Stock, $.001 par value, of the Company as presently authorized by its Certificate of Incorporation or any other stock of the Company into which such Common Stock may hereafter be changed from time to time.

          "Company" means the Person named as such in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Notice" has the meaning specified in Section 15.2(a).

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an Officer and delivered to the Trustee.

          "Continuing Director" means, at any date, a member of the Board of Directors who (i) was a member of the Board of Directors for the period of 24 months prior to such date or (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of at least two-thirds of the Continuing Directors.

          "Contractual Obligation" of any Person means any provision of any agreement, instrument, Security or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Conversion Agent" means any Person authorized by the Company to convert Debentures in accordance with Article V. Initially, the Company has appointed Banque Internationale A Luxembourg as its Conversion Agent in Luxembourg.

          "Conversion Date" has the meaning specified in Section 5.2.

          "Conversion Notice" has the meaning specified in Section 5.2.

          "Conversion Price" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Conversion Shares" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Convertible Securities" has the meaning specified in Section 5.4(e).

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at Suite 2450, 950 17th Street, Denver, Colorado 80202 and 180 East Fifth Street, St. Paul, Minnesota 55101).

          "Coupon" means any interest coupon appertaining to a Definitive Debenture issued in the form set forth in Section 2.3.

          "Debentures" has the meaning specified in the first recital of this Indenture and more particularly means any of the Debentures authenticated and delivered under this Indenture.

          "Definitive Debenture" means any Debenture issued in the form set forth in Section 2.2(a).

          "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

          "Determination Notice" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Dollar," "U.S.$," "United States dollar" or the sign "$" means a Dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear Clearance System.

          "Event of Default" has the meaning specified in Section 7.1.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statute thereto.

          "Exchange Date" means the date which is 40 days after the Final Closing Date.

          "Existing Control Group" means the Persons listed under the caption "Principal Shareholders" in the Offering Memorandum.

          "Final Closing Date" means the last date on which a sale of the Debentures is closed pursuant to the Offering Memorandum.

          "Floor" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "GAAP" means generally accepted accounting principles set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or such other statements by any such other entity as may be approved by a significant segment of the accounting profession in the United States, and which are applicable to the circumstances as of the date of this Indenture.

          "Global Debenture" means any Debenture issued in the form set forth in
Section 2.2(b).

          "Guaranty" means any Contractual Obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

          "Holder" means, when used with respect to a Debenture, the bearer thereof, and when used with respect to a Coupon, the bearer thereof.

          "Indebtedness" means (a) any liability of any Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation and a letter of credit), whether issued in connection with the acquisition of any assets (other than inventory or similar property acquired in the ordinary course of business) or otherwise; (b) Capitalized Lease Obligations of any Person; (c) any Guaranty of any liability of others described in clause (a) or (b) above, and (d) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above.

          "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture.

          "Initial Closing Date" means the first date on which a sale of Debentures is closed pursuant to the Offering Memorandum.

          "Interest Payment Date" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Lien" means any mortgage, pledge, security interest, security deposit, encumbrance, lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any applicable jurisdiction.

          "Luxembourg Agent" means, as the context requires, Banque Internationale A Luxembourg in its capacity as Paying Agent, Conversion Agent or Transfer Agent for the Company in Luxembourg.

          "Luxembourg Stock Exchange" means the Bourse de Luxembourg.

          "Maturity Date" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Offering Memorandum" means the final Offering Memorandum dated July 25, 1997 pursuant to which the Debentures were initially offered and sold.

          "Officer" means any of the following officers of the Company: the chairman of the board of directors, the president, the chief executive officer, any vice president, the chief financial officer or the secretary.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an assistant treasurer or an assistant secretary of the Company.

          "Opinion of Counsel" means a written opinion from independent legal counsel who is reasonably acceptable to the Trustee.

          "Outstanding" means, with respect to the Debentures as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

               (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (b) Debentures, or portions thereof, for whose payment money or Securities in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided that, if such Debentures are to be redeemed (as provided in Article IV), notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (c) Debentures in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture;

provided that in determining whether the Holders of the requisite principal amount of Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Debentures that the Trustee knows to be so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or an Affiliate of the Company.

          "Paying Agent" means any person authorized by the Company to pay the principal of, premium, if any, or interest on, any Debentures on behalf of the Company, and except as otherwise specifically set forth herein, such term shall include the Company, if it acts as its own paying agent. The Company has initially appointed Banque Internationale A Luxembourg as its Paying Agent in Luxembourg.

          "Permitted Liens" means with respect to the Company or any Subsidiary:

          (a) deposits and pledges in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security legislation and regulations;

          (b) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, appeal and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (c) Liens for taxes not yet delinquent or the validity or amount of which are being diligently contested in good faith by appropriate proceedings and as to which the Company or such Subsidiary has established appropriate reserves on its books in conformity with GAAP, and in case a proceeding to foreclose any such Lien has been commenced, such foreclosure proceeding has been stayed or bonded pending the final resolution of the proceedings commenced by the Company or such Subsidiary;

          (d) carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business not overdue or the validity or amount of which are being diligently contested in good faith by appropriate proceedings and as to which the Company or such Subsidiary has established appropriate reserves on its books in conformity with GAAP, and in case a proceeding to foreclose any such Lien has been commenced, such foreclosure proceeding has been stayed or bonded pending the final resolution of the proceedings commenced by the Company or such Subsidiary;

          (e) purchase money security interests in real property, improvements thereto or equipment hereafter acquired or constructed by the Company or such Subsidiary; provided that (i) such security interests secure Project Finance Indebtedness, (ii) such security interests are incurred, and the Project Finance Indebtedness secured thereby is created, no later than 90 days after such acquisition or construction, (iii) the Project Finance Indebtedness secured thereby does not exceed 100% of the purchase price of such real property, improvements or equipment at the time of such acquisition or construction, (iv) such security interests do not apply to any other property or assets of the Company or such Subsidiary, or (v) at the time of creating or otherwise incurring such security interest, and after giving effect thereto, the Company is in compliance with all of its other covenants under this Indenture;

          (f) Liens on assets of the Company or any of its Subsidiaries existing on the date hereof; provided such Liens shall secure only the obligation which they secure on the date hereof, and such Liens may be extended or renewed;

          (g) security interests in royalties, licensing, management, consulting and other fees, revenues and payments receivable by, or to become payable to, the Company and/or any of its Subsidiaries under or pursuant to contracts, agreements or arrangements arising out of, related to or connected with a Strategic Alliance, securing Project Finance Indebtedness related to such Strategic Alliance; and

          (h) security interests in process or feedstock contracts entered into in connection with a Strategic Alliance by the Company or one of its Subsidiaries securing Project Finance Indebtedness related to such Strategic Alliance.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Placement Agents" means BlueStone Capital Partners, L.P. and Jefferies International Limited.

          "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.7 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture.

          "Project Finance Indebtedness" means Capitalized Lease Obligations and Indebtedness used to finance the acquisition, installation and/or construction of capital assets of the Company and/or a Subsidiary and/or a Strategic Alliance.

          "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

          "Repurchase Date" has the meaning specified in Section 15.1.

          "Repurchase Price" has the meaning specified in Section 15.2.

          "Requirement of Law" for any Person means the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to the Trustee, the chairman or vice-chairman of the board of directors or trustees, the chairman of the executive committee, the chairman of the trust committee, the president, any vice-president, the secretary, the treasurer, any trust officer, the cashier, any second or assistant vice-president, any assistant trust officer, any assistant secretary, any assistant treasurer, any assistant cashier, or any other officer or assistant officer of the Trustee customarily performing such functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Reset Conversion Date" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Securities Act" means the United States Securities Act of 1933, as amended, and any successor statute.

          "Security" shall have the same meaning as in Section 2(1) of the Securities Act.

          "Stock Price Factor" has the meaning specified in the form of Definitive Debenture set forth in Section 2.2(a).

          "Strategic Alliance" means a joint venture or other agreement or arrangement between or among the Company and/or one or more of its Subsidiaries and one or more third parties seeking to advance and commercialize business opportunities arising out of technologies owned or licensed by the Company or any of its Subsidiaries, including research and development, sublicensing, marketing and consulting in relation to such technologies and construction and operation of facilities utilizing such technologies.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which 51% or more of the combined voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

          "Taxes" means any current or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and other similar liabilities with respect thereto.

          "Tax Law Change" means (a) any change in, or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in, or amendment to, the application or official interpretation of such laws, regulations or rulings, or (b) any written assertion by the United States Internal Revenue Service that the Debentures are not properly characterized as debt.

          "TCK" means Thermo Ecotek Corporation, a majority-owned subsidiary of Thermo Electron Corporation.

          "Transfer Agent" has the meaning specified in Section 2.2(a). The Company has initially appointed Banque Internationale A Luxembourg as its Transfer Agent in Luxembourg.

          "Trading Days" means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or similar system, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and closing asked price for the Common Stock are available.

          "Trust Indenture Act" means the United States Trust Indenture Act of 1939 including any successor act thereto, as it may be amended from time to time, and includes the rules and regulations of the Commission thereunder.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "United States Alien" means any Person who, as to the United States, is a foreign corporation, a nonresident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual, or a non-resident alien fiduciary of a foreign estate or trust.

          "United States Person" means (1) any natural person resident in the United States, (2) any partnership or corporation organized or incorporated under the laws of the United States, (3) any estate of which any executor or administrator is a United States Person, (4) any trust of which any trustee is a United States Person, (5) any agency or branch of a foreign entity located in the United States, (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States and (7) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a United States Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts.

          "Vice President," when used with respect to the Company, means any Vice President, whether designated by a number or word or words added before or after the title "Vice President."

          "Voting Stock" means the securities of any class or classes of the Company the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors of such corporation or Persons performing similar functions.

          "Warrant A" means the currently outstanding warrant issued by the Company to TCK to purchase 7,750,000 shares of Common Stock (subject to adjustment), exercisable in whole or in part during the period commencing January 1, 2000 and expiring July 1, 2001, at an exercise price of $3.65 per share, subject to adjustment, and any warrant or warrants issued in substitution or exchange therefor.

          "Warrant B" has the meaning specified in Section 6.10(e).

          "Western Europe" means Austria, Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.

          Section I.2.   Trust Indenture Act.
                         -------------------

          This Indenture has not been registered under, and is not subject to any of the protections of, the Trust Indenture Act.

          Section I.3.   Rules of Construction.
                         ---------------------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (2) all accounting terms not otherwise defined herein have the meaning assigned to them in accordance with GAAP;

               (3) all other terms used herein which are defined in the Trust Indenture Act, or which are incorporated by reference in such Act or are defined in the Securities Act, have the meanings assigned to them therein;

               (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture;

               (5)  "or" is not exclusive;

               (6) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

               (7) provisions of this Indenture and of the Debentures apply to successive events and transactions.

          Section I.4.   Rights of TCK.  For all purposes of this Indenture,
                         -------------
nothing in this Indenture shall be deemed to restrict or prohibit the exercise by TCK of its rights under the Stock Purchase Agreement, Warrant A and Warrant B and the KFx Fuel Partners L.P. Agreement.

                                  ARTICLE II
                              FORM OF DEBENTURES

          Section II.1.  Forms Generally.
                         ---------------

          The Debentures and the Coupons shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Code, or as may, consistently herewith, be determined by the officers of the Company executing such Debentures and Coupons, as evidenced by their execution thereof. The Trustee's certificates of authentication shall be in substantially the form set forth in Section 2.4 and Conversion Notices shall be in substantially the form set forth in Section 2.5.

          A Global Debenture may be printed, lithographed, typewritten, mimeographed or otherwise produced, as determined by the officers of the Company executing such Global Debenture, as evidenced by their execution thereof.

          The Definitive Debentures and Coupons shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing the Definitive Debentures and Coupons, as evidenced by their execution thereof. The format and spacing of the text of a Definitive Debenture or Coupon may be varied to facilitate such production.

          Section II.2.  Forms of Debentures.
                         -------------------

          (a)  Form of Definitive Debenture

                                [FORM OF FACE]

                                   KFx Inc.

                       6% CONVERTIBLE DEBENTURE DUE 2002


No. __________                                                U.S. $10,000
Debenture ISIN XS0078387601
Common Code 7838760

          KFx Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer, upon presentation and surrender of this Debenture, an amount equal to 112% of the principal sum of Ten Thousand United States Dollars on the date in the year 2002 which is five Business Days prior to the fifth anniversary of the Initial Closing Date (the "Maturity Date") and to pay interest on such principal sum, from the Initial Closing Date, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on January 31 and July 31 in each year (an "Interest Payment Date"), commencing January 31, 1998, at the rate of 6% per annum, until the principal hereof and premium, if any, is due, and at the rate of 8% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest. Such payments shall be made, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to terminate the appointment of any such Paying Agent, at the option of the Holder, at the principal office of Banque Internationale A Luxembourg, Luxembourg, or at such other offices or agencies outside the United States (as defined below) as the Company may designate, at the option of the Holder, by a United States Dollar check drawn on a bank in the City of New York or by transfer of United States Dollars to an account maintained by the Holder with a bank located outside the United States, provided that such Holder shall have furnished wire transfer instructions in writing to the Paying Agent by no later than five days prior to the relevant payment date. Interest on this Debenture due on or before the Maturity Date shall be payable only upon presentation and surrender at such an office or agency of the Coupons hereto attached as they severally mature. No payment of principal of, premium, if any, or interest on, including Additional Amounts (as defined below) with respect to, this Debenture shall be made at the Corporate Trust Office of the Trustee under the Indenture referred to on the reverse hereof or at any other office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of, premium, if any, or interest on this Debenture and payment of any such Additional Amounts may be made at an office of the Paying Agent in the United States, if (but only if) payment of the full amount of such principal, premium, if any, interest or Additional Amounts, as the case may be, at all offices outside the United States maintained for such purpose by the Company in accordance with the Indenture is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States Dollars, as determined by the Company.

          Subject to the terms of the Indenture, the Company will pay to the Holder of this Debenture or any Coupon, who is not a "United States Person" such additional amounts ("Additional Amounts") as may be necessary in order that every net payment of the principal of, premium, if any, and interest on this Debenture (including payment on redemption or repurchase), after deduction or withholding for or on account of any present or future tax assessment or governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Debenture or in such Coupon to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

          (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member, shareholder of or possessor of a power over such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident of the United States or treated as a resident thereof, or being or having been engaged in trade or business or present therein, or having a permanent establishment therein, or (ii) such Holder's present or former status as a personal holding company, a foreign personal holding company with respect to the United States, a controlled foreign corporation or a passive foreign investment company for United States tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;

          (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of this Debenture or any Coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (c) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or governmental charge;

          (d) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Debenture or any Coupon appertaining hereto, if compliance is required by statute or by regulation of the United States Treasury Department as a precondition to exemption from such tax, assessment or other governmental charge;

          (e) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of or interest on this Debenture;

          (f) any tax, assessment or other governmental charge imposed as a result of a Person's past or present actual or constructive ownership, including by virtue of the right to convert Debentures, of 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote;

          (g) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of the principal of or interest on this Debenture, if such payment can be made without such withholding by any other Paying Agent in Western Europe;

          (h) any tax, assessment or other governmental charge imposed on a Holder that is not the sole beneficial owner of this Debenture or that is a partnership or a fiduciary, but only to the extent that any beneficial owner or member of the partnership or beneficiary or settlor with respect to the fiduciary would not have been entitled to the payment of Additional Amounts had the beneficial owner or member directly received its beneficial or distributive share of payments on this Debenture; or

          (i)  any combination of items (a), (b), (c), (d), (e), (f), (g) and
     (h).

          Notwithstanding the foregoing, if and so long as a certification, identification or other information reporting requirement referred to in the fourth paragraph of the reverse hereof would be fully satisfied by payment of a backup withholding tax or similar charge, the Company may elect, by so stating in the Determination Notice (as defined on the reverse hereof), to have the provisions of this paragraph apply in lieu of the provisions of such paragraph. In such event, the Company will pay, as Additional Amounts, such amounts as may be necessary so that every net payment made, following the effective date of such requirements, outside the United States by the Company or any Paying Agent of principal due in respect of this Debenture, or interest represented by any Coupon, to the beneficial owner of which is not a United States Person (but without any requirement that the nationality, residence or identity of such beneficial owner be disclosed to the Company, any Paying Agent or any governmental authority), after deduction or withholding for or on account of such backup withholding tax or similar charge, other than a backup withholding tax or similar charge which is (a) the result of a certification, identification or information reporting requirement described in the first parenthetical clause of such paragraph, (b) imposed as a result of the fact that the Company or any Paying Agent has actual knowledge that the beneficial owner of this Debenture or such Coupon is within the category of Persons described in clause (a) of the immediately preceding paragraph, or (c) imposed as a result of presentation of this Debenture or such Coupon for payment more than 15 days after the date on which such payment becomes due and payable or on which payment thereof is duly provided for, whichever occurs later, will not be less than the amount provided for in this Debenture or such Coupon to be then due and payable.

          Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Debenture there is a reference, in any context, to the payment of the principal, if any, of, premium, if any, or interest on, or in respect of, any Debenture or any Coupon, such reference shall be deemed to include the payment of Additional Amounts payable pursuant to the first and second preceding paragraphs to the extent that, in such context, Additional Amounts are, were or would be payable in respect of this Debenture pursuant to such paragraphs, and express reference to the payment of Additional Amounts (if applicable) in any provisions of this Debenture shall not be construed as excluding Additional Amounts in those provisions of this Debenture where such express reference is not made.

          Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth on the face hereof.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or its Authenticating Agent by the manual signature of one of its authorized signatories, neither this Debenture, nor any Coupon appertaining hereto, shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal and Coupons bearing the facsimile signature of one of its Officers to be annexed hereto.

Dated as of _________, ____


[Corporate Seal]                        KFx Inc.


                                             By: _______________________
                                                  Title:

Attest:

_______________________
Title:

                               [FORM OF REVERSE]

                                   KFx Inc.

                      6% CONVERTIBLE DEBENTURES DUE 2002

          This Debenture is one of a duly authorized issue of debentures of the Company designated as its "6% Convertible Debentures due 2002" (the "Debentures"), limited in aggregate principal amount to U.S.$25,000,000 issued and to be issued under an Indenture, dated as of July 25, 1997 (the "Indenture"), between the Company and First Bank National Association, doing business as Colorado National Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and any Coupons appertaining thereto and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

          No sinking fund is provided for the Debentures. The Debentures are subject to redemption, at the option of the Company, as a whole or in part from time to time, at any time after the second anniversary of the Initial Closing Date, at a Redemption Price equal to 130% of the principal amount plus accrued interest to the Redemption Date, and Debentures held by United States Aliens are also redeemable as a whole, but not in part, under the circumstances described in the next two succeeding paragraphs, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date; provided, however, that interest installments on Debentures maturing on an Interest Payment Date on or prior to such Redemption Date will be payable only upon presentation and surrender of Coupons for such interest at an office or agency outside the United States (except as herein provided otherwise).

          If as a result of a Tax Law Change, the Company has or will become obligated to pay to the Holder of any Debenture or Coupon Additional Amounts, as described in the second paragraph of the face of this Debenture, and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its option, redeem the Debentures as a whole, but not in part, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, but without reduction for any applicable United States withholding taxes; provided, however, that (i) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay any such Additional Amounts were a payment in respect of the Debentures then due and (ii) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee (a) an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (b) an Opinion of Counsel selected by the Company to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such Tax Law
Change.  The Company's
right to redeem the Debentures shall continue as long as the Company is obligated to pay such Additional Amounts, notwithstanding that the Company shall have made payments of Additional Amounts specified in such second paragraph.

          In addition, if the Company determines, based upon an Opinion of Counsel selected by the Company, that as a result of a Tax Law Change, any payment made outside the United States by the Company or any of its Paying Agents of the full amount of principal, premium, if any, or interest due with respect to any Definitive Debenture or Coupon would be subject to any certification, identification or other information reporting requirement of any kind, the effect of which requirement is the disclosure by the Company, any Paying Agent or any governmental authority of the nationality, residence or identity of a beneficial owner of such Definitive Debenture or Coupon who is a United States Alien (other than such a requirement (a) which would not be applicable to a payment made by the Company or any one of its Paying Agents (i) directly to the beneficial owner or (ii) to any custodian, nominee or other agent of the beneficial owner, (b) which can be satisfied by the custodian, nominee or other agent certifying that such beneficial owner is not a United States Person, provided, that, in each case referred to in clauses (a)(ii) and
(b), payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any such requirement, with respect to the beneficial owner of such Definitive Debenture), the Company, at its election, will either (x) redeem the Definitive Debentures, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, or (y) if and so long as the conditions of the fourth paragraph on the face hereof are satisfied, pay the Additional Amounts specified in such paragraph.

          The Company will make such determination and election and notify the Trustee and the Paying Agent thereof in writing as soon as practicable, and the Paying Agent will promptly give notice of such determination in the manner provided in the following paragraph (the "Determination Notice"), in each case stating the effective date of such certification, identification or information reporting requirement, whether the Company will redeem the Debentures or will pay the Additional Amounts specified in the third paragraph on the face hereof and (if applicable) the last date by which the redemption of the Debenture must take place. If the Company elects to redeem the Debentures, such redemption shall take place on a date, not later than one year after the publication of the Determination Notice, as the Company elects by notice in writing to the Trustee and the Paying Agent at least 45 days before the Redemption Date, unless shorter notice is acceptable to the Trustee. Notwithstanding the foregoing, the Company will not so redeem the Debentures if the Company, based upon an Opinion of Counsel selected by the Company subsequently determines, not less than 30 days prior to the Redemption Date, that subsequent payments would not be subject to any such requirement, in which case the Company will notify the Trustee in writing, and the Paying Agent will promptly give notice to the Holders of the Debentures of that determination and any earlier redemption notice will thereupon be revoked and of no further effect. If the Company elects as provided in clause (y) of the immediately preceding paragraph to pay Additional Amounts, the Company may, as long as the Company is obligated to pay such Additional Amounts, subsequently redeem the Debentures, at any time, as a whole but not in part, upon not less than 30 nor more than 60 days' notice prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount plus interest accrued to the Redemption Date, but without reduction for applicable United States withholding taxes with respect to which the Company is obligated to pay Additional Amounts.

          Notice of redemption will be given by publication in Authorized Newspapers in the City of London, England, and, so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in Luxembourg, or, if not practicable in either London, England, or Luxembourg, elsewhere in any country in Western Europe. Notice to the Holders will be given at least once not more than 60 nor less than 30 days prior to the Redemption Date as provided in the Indenture.

          If proper notice of redemption shall have been given, and if the Company shall have deposited with the Trustee or with any Paying Agent (other than the Company), for the benefit of the Holders of any of the Debentures called for redemption in whole or in part, funds (to be immediately available for payment) sufficient to redeem the Debentures to be redeemed on the date fixed for redemption, at the applicable Redemption Price, together with accrued and unpaid interest to the date fixed for redemption, then all obligations of the Company in respect of such Debentures shall cease and be discharged (except the obligation to issue Conversion Shares (as defined below) upon conversion of Debentures on or prior to the applicable Redemption Date in accordance with the terms of this Indenture and the Debentures), and the Holders of such Debentures shall thereafter be restricted exclusively to such funds for any and all claims of whatever nature on their part under the Indenture, or in respect of such Debentures (except with respect to any rights of conversion as above stated).

          The Debentures may be converted by Holders thereof, from time to time, in the minimum principal amount of $10,000 and integral multiples thereof, commencing 91 days after the Initial Closing Date and on or before the close of business on the Maturity Date (unless previously redeemed or repurchased), on written notice to the Company, at the Conversion Price described below (except that, in respect of any Debenture or Debentures, or portion thereof, called for redemption before such date or if a Holder thereof has exercised its right to require the Company to repurchase its Debenture or portion thereof pursuant to the Indenture, such right shall terminate at the close of business on the applicable Redemption Date or the Repurchase Date, as the case may be, unless the Company shall default in making payment due upon redemption or repurchase) thereof, subject to the terms and provisions of the Indenture, into (a) a whole number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the "Conversion Shares") determined by dividing (i) the aggregate principal amount of the Debentures to be converted by (ii) the Conversion Price, and (b) an amount of money equal to the value of the fractional share remainder, if any, resulting from the calculation described in clause (a) above, to be paid in U.S. dollars based on the Conversion Price per share.

          "Conversion Price" means, prior to the Reset Conversion Date, $3.75 per share and on and after the Reset Conversion Date, the product of multiplying
(x) the applicable Stock Price Factor, by (y) 90%, provided, however, in no event will the Conversion Price be less than U.S.$3.65 (the "Floor"), other than as a result of the operation of the anti-dilution provisions of the Indenture, regardless of the actual Stock Price Factor; and provided, further, that, notwithstanding the foregoing, if the exercise price of Warrant A is reduced, the Floor will be reduced on a dollar-for-dollar basis.

          "Stock Price Factor" means the average daily Closing Price Per Share for the 15 Trading Days immediately preceding the Reset Conversion Date. The Reset Conversion Date is November 1, 1999.

          Debentures may be surrendered for conversion, subject to any applicable laws and regulations, at the office of the Conversion Agent outside the United States. Debentures surrendered for conversion must be accompanied by a duly executed Conversion Notice and all Coupons that mature after the Conversion Date. Fractional Shares will not be issued upon conversion; in lieu thereof, the remainder resulting from the conversion calculation shall be paid in cash in U.S. dollars, based on the Conversion Price per share of Common Stock. Upon the conversion of a Debenture, the Company will pay the converting Holder cash (in U.S. dollars) equal to any accrued and unpaid interest on the Debentures at the time of conversion. Subject to the operation of the adjustment provisions described below and specified in the Indenture, no payment or adjustment shall be made for dividends, if any, on shares of Common Stock issued upon conversion (unless the record date therefor is subsequent to the date of conversion). In the case of Debentures called for redemption, conversion rights will expire on the close of business on the Redemption Date.

          The Conversion Price shall be subject to adjustment upon the occurrence of certain enumerated events, including (a) the subdivision or combination of shares, the payment of a share dividend or distribution or any reclassification or capital reorganization of the Common Stock; or (b) the consolidation or merger of the Company with or into any other corporation, or sale or transfer of all or substantially all of the assets of the Company, (c) the distribution to holders of shares of Common Stock of evidence of Indebtedness or assets (other than regularly scheduled cash dividends); and (d) the sale of shares of Common Stock (or Convertible Securities) at a price per share less than the then current Conversion Price, subject to certain exceptions. No adjustment of the Conversion Price is required to be made until the cumulative adjustments otherwise required to be made amount to 1% of the Conversion Price as last adjusted.

          The Indenture contains covenants restricting the ability of the Company, subject to certain exceptions and qualifications, to incur additional indebtedness, pay dividends or make distributions in respect of its capital stock or purchase its capital stock; create Liens; enter into transactions with affiliates; or consolidate, merge or sell all or substantially all of its assets.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture, by either the Trustee or the Holders of at least a 51% in aggregate principal amount of the Outstanding Debentures.

          The Holders of a majority in aggregate principal amount of Outstanding Debentures, subject to the provisions of the Indenture relating to the duties and rights of the Trustee, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the exercising of any trust or power conferred on the Trustee. However, the Trustee will have the right to decline to follow any such direction, if the Trustee determines that the action requested may not be lawfully taken, would subject the Trustee to liability, or would be unduly prejudicial to the other Holders. As a prerequisite to taking any such action, the Trustee may require the Holders requesting the same to provide it with reasonable security or indemnity against the cost, expenses and liabilities which may be incurred in connection with such action. The Holders of at least 25% in aggregate principal amount of Outstanding Debentures may call a meeting of Holders if the Trustee fails to do so within 10 days after receiving a request that it call such a meeting.

          Title to the Debentures and to the Coupons appertaining thereto will pass by delivery. The Company, any Paying Agent or Conversion Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the Holder of any Debenture and the Holder of any Coupon as the absolute owner thereof for all purposes (whether or not the Debenture or a Coupon shall be overdue and, to the extent permitted by applicable law, notwithstanding any notice of ownership or writing on the Debenture or Coupon or any notice of previous loss or theft of the Debenture or Coupon).

          With the consent of the Holders (or persons entitled to vote, or to give consents respecting the same) of not less than a majority in aggregate principal amount of the Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into a supplemental indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights and obligations of the Holders of the Debentures, Coupons and of the Company; provided that, without the consent of the Holders of all Outstanding Debentures, no such supplemental indenture shall, among other things, (a) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable at maturity or upon redemption thereof, or (b) modify any of the provisions of this Indenture with respect to conversion of the Debentures in a manner adverse to the Holders thereof, or reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture.

          The Company may not enter into any amendment of this Indenture without the prior written consent of TCK, as long as (i) TCK owns at least 1,000,000 Shares, and (ii) either of Warrant A or Warrant B remains in effect.

          Except for liabilities arising under the Securities Act, no recourse shall be had for the payment of the principal of, premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in any supplemental indenture, or in any Debenture or Coupon or because of the creation of any indebtedness represented hereby shall be had against any incorporator, stockholder, officer, trustee, director, past, present or future, as such of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of the Debentures and Coupons.

          In the event of a Change of Control, each Holder shall have the right, during the 45-day period following receipt of notice of such occurrence, to require the Company to repurchase all or a portion of such Holder's Debentures at a cash purchase price equal to the principal amount plus accrued interest to the Repurchase Date.

          A "Change of Control" shall be deemed to have occurred at the time when a person or "group" [as defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof] (other than the Existing Control Group) shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of more than 50% of the aggregate Voting Stock of the Company, unless such acquisition shall have been approved by a two-thirds (66 2/3%) majority of the Continuing Directors of the Company.

          The Indenture, each Debenture and each Coupon appertaining thereto shall be deemed to be a contract made under the laws of the State of New York, United States of America, and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State, without giving effect to the choice of law rules of such State.

          No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the time and place and at the rate and in the manner herein prescribed.

          All terms used in this Debenture which are defined in the Indenture have the meanings assigned to them in the Indenture.

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE

     1. Pursuant to Section XV of the Indenture, the undersigned hereby elects to have this Debenture (or if less than the full principal amount hereof, the principal amount set forth below) repurchased by the Company.

     2. The undersigned hereby directs the Trustee or Paying Agent to pay to bearer an amount in cash equal to 100% of the principal amount hereof plus interest accrued to the Repurchase Date.

Dated: __________                  ____________________
                                                      Signature


                                                      _________________
                                                      Signature Guaranteed

Principal amount to be repurchased:*$__________

Remaining principal amount following such repurchase:


_________
* Repurchasable in the minimum principal amount of $10,000 and integral multiples thereof.

          (b)  Form of Global Debenture

                                   KFx INC.

                           6% CONVERTIBLE DEBENTURES
                                   DUE 2002

ISIN No. XS0078387601
Common Code 7838760

          KFx Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to bearer upon presentation and surrender of this Global Debenture the principal sum of Seventeen Million United States dollars (U.S.$17,000,000) (which principal amount may from time to time be increased by adjustment made in the records of the Trustee or the Authenticating Agent in accordance with the Indenture, but in no event shall the principal amount as so increased exceed U.S.$25,000,000 in the aggregate at any time) on the date in the year 2002 which is five Business Days prior to the Initial Closing Date (the "Maturity Date") and to pay interest on such principal sum from the Initial Closing Date, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on January 31 and July 31 in each year (an "Interest Payment Date"), commencing January 31, 1998, at the rate of 6% per annum until the principal hereof and premium, if any, is due, and at the rate of 8% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that interest on this Global Debenture shall be payable only after the issuance of the Definitive Debentures for which this Global Debenture is exchangeable and, in the case of a Definitive Debenture, only upon presentation and surrender (at any office or agency outside the United States, except as otherwise provided in the Indenture referred to below) of the interest Coupons attached thereto as they severally mature.

          Each Holder of this Global Debenture, by acceptance hereof, agrees that transfers of beneficial interests may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in this Global Debenture shall be required to be reflected in a book entry.

          This Global Debenture is a duly authorized issue of debentures of the Company designated as specified in the title hereof, issued and to be issued under the Indenture, dated as of July 25, 1997 (the "Indenture"), between the Company and First Bank National Association, doing business as Colorado National Bank, as Trustee. This Global Debenture is a temporary security and is exchangeable in whole, but not in part, without charge upon request of the Holder hereof, for Definitive Debentures, with Coupons attached, of authorized denominations, (a) not earlier than 40 days following the Final Closing Date and
(b) as promptly as practicable following presentation of certification, in one of the forms set forth in the Indenture for such purpose, that the beneficial owners of this Global Debenture, are not United States Persons.

Definitive Debentures to be delivered in exchange for this Global Debenture shall be delivered only outside the United States.

          Until exchanged in full for Definitive Debentures, this Global Debenture shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of the Indenture as Debentures authenticated and delivered thereunder, except that neither the Holder hereof nor the beneficial owners of this Global Debenture shall be entitled to receive payment of interest or other payments hereon or to convert this Global Debenture into Common Stock of the Company or any other security, cash or other property.

          The Indenture and this Global Debenture shall be deemed to be a contract made under the laws of the State of New York, United States of America, and for all purposes shall be governed by and construed in accordance with the internal substantive law of such State, without giving effect to the choice of law rules of such State.

          All terms used in this Global Debenture which are defined in the Indenture have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Paying Agent or an Authenticating Agent by the manual signature of one of its authorized signatories, this Global Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Global Debenture to be duly executed under its corporate seal.

Dated as of _______________ 1997

                                        KFx Inc.

[Corporate Seal]

                                        By:___________
                                              Title:

Attest:


__________
Title:

          Section II.3. Form of Coupon.
                        --------------

                                [FORM OF FACE]



                                        No. __________
                                        ISIN No. XS0078387601
                                        Common Code 7838760

KFx Inc.                                U.S.$_________


                                        Due _________, ____

                           6% CONVERTIBLE DEBENTURE
                                   DUE 2002


          Unless the Debenture to which this Coupon appertains shall have been redeemed, repurchased or converted prior to the date set forth hereon, KFx Inc. (the "Company") shall, subject to and in accordance with the terms and conditions of such Debenture and the Indenture referred to therein, pay to the bearer on the date set forth hereon, upon surrender hereof, the amount shown hereon at the paying agencies set out on the reverse hereof or at such other places outside the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction as the Company may determine from time to time.

                              [REVERSE OF Coupon]

                   LUXEMBOURG PAYING AGENT, CONVERSION AGENT
                              AND TRANSFER AGENT:

                      Banque Internationale A Luxembourg
                               69, route d'Esch
                               L-1470 Luxembourg



          Section II.4.  Form of Certificate of Authentication.
                         -------------------------------------

          The Trustee's certificates of authentication shall be in substantially the following form:*

          This is one of the Debentures referred to in the within-mentioned Indenture.

                               First Bank National Association,
                               doing business as
                               Colorado National Bank, as Trustee
                               By: [Name of Authenticating Agent],
                                    as Authenticating Agent]


                               By:_________
                               Authorized Signatory

*    For the Global Debenture and Definitive Debentures.

          Section II.5. Form of Conversion Notice.
                        -------------------------

                               CONVERSION NOTICE

          The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert $_____ principal amount of this Debenture into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. The address for payment of any such check must be outside the United States. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated: _________________                  ________________________
                                                         Signature

If shares are to be registered     HOLDER
in the name of and delivered
to a Person other than the
Holder, please print such          Please print name and
Person's name and address:         address of Holder:


______________     ______________
     Name                Name


______________     ______________
   Address             Address


______________     ______________


______________     ______________
Social Security or other                     Social Security or other
Taxpayer Identification                      Taxpayer Identification
Number, if any                                    Number, if any

Name and address (outside the
United States) to where any
check referred to in the first
paragraph of this Conversion
Notice should be mailed:

______________
     Name

______________
   Address

______________
Social Security or other
Taxpayer Identification
Number, if any

          Section II.6.  Restrictive Legends.
                         -------------------

          Each Definitive Debenture and Global Debenture shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S, AN EXEMPTION FROM REGISTRATION PURSUANT TO THE PROVISIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE FORTY (40)-DAY PERIOD (THE "RESTRICTED PERIOD") COMMENCING ON THE LATER OF (i) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) OR (ii) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE DEBENTURES BY THE COMPANY, UNLESS SUCH TRANSFER, OFFER OR SALE (i) IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR
          (ii) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE DEBENTURE SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

          "BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE RESTRICTED PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT) OR AN "UNDERWRITER" OR "DEALER" (AS SUCH TERMS ARE DEFINED IN THE ACT), HAS NOT ENGAGED IN ANY SHORT SALES OR SIMILAR HEDGE TRANSACTIONS WITH RESPECT TO THE COMPANY'S SHARES OF COMMON STOCK DURING THE RESTRICTED PERIOD, IS NOT A "DISTRIBUTOR" AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT."

          "ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) and 1287(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED."


                                  ARTICLE III

                                THE SECURITIES

          Section III.1. Title and Terms.
                         ---------------

                         The Debentures shall be known and designated as the "6%
Convertible Debentures due 2002" of the Company. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to U.S.$25,000,000, except for Debentures authenticated and delivered in exchange for, or in lieu of, other Debentures pursuant to Sections 3.3, 3.4, 3.5 or 9.5. The Debentures and the Trustee's certificate of authentication will be substantially in the form set forth in Article II hereof.

          Section III.2. Denominations.
                         -------------

          The Definitive Debentures shall be issuable in bearer form, with interest Coupons attached, in denominations of U.S.$10,000.

          Section III.3.  Execution, Authentication, Delivery and Dating.
                                                                  ------

          The Debentures shall be executed on behalf of the Company by one of its Officers under a facsimile of its corporate seal reproduced thereon, attested by its Secretary or one of its Assistant Secretaries. Any such signature may be manual or facsimile and may be imprinted or otherwise reproduced on the Debentures.

          Debentures bearing the manual or facsimile signature of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee or to its order for authentication or to the Paying Agent, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee or an Authenticating Agent, in accordance with such Company Order, shall authenticate and deliver such Debentures as in this Indenture provided and not otherwise. In connection with any Company Order for authentication, a compliance certificate and Opinion of Counsel pursuant to
Section 16.8 shall not be required.

          Each Definitive Debenture and the Global Debenture shall be dated as of the date of issuance thereof.

          No Debenture (or Coupon attached thereto) shall ever be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for in Section 2.4 executed by the Trustee or an Authenticating Agent by manual signature of an authorized signatory, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder. Except as permitted by Section 3.4 or 3.5, neither the Trustee nor an Authenticating Agent shall authenticate and deliver any Definitive Debenture unless all Coupons appurtenant thereto for interest then matured have been detached and cancelled.

          In case the Company, pursuant to Article XII, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article XII, any of the Debentures authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Debentures executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Debentures surrendered for such exchange and of like principal amount; and the Trustee or an Authenticating Agent, upon request of the successor Person, shall authenticate and deliver Debentures as specified in such request for the purpose of such exchange.

          Section III.4. Global Securities.
                         -----------------

          (a) The Debentures shall be issued initially in the form of one Global Debenture, which Global Debenture shall be deposited on behalf of the subscribers for the Debentures represented thereby with Chase Manhattan Bank Ltd. Global Trust Services, as common depositary (the "Common Depositary"), for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear and Cedel. The principal amount of the Global Debenture may be increased from time to time after the Initial Closing Date by means of appropriate adjustments made on the records of the Trustee or the Authenticating Agent, whereupon the Trustee or the Authenticating Agent, in accordance with the Applicable Procedures, will instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records, but in no event shall the principal amount as so increased exceed U.S.$25,000,000 in the aggregate at any time.

          On or before the Exchange Date, the Company shall deliver to the Luxembourg Agent, at its principal office located at 69, rout d'Esch L-1470 Luxembourg, or its designated agent, Definitive Debentures executed by the Company. On or after the Exchange Date, the Global Debenture shall be surrendered by the Common Depositary to the Trustee or its agent, as the Company's agent for such purpose, to be exchanged, for Definitive Debentures, without charge to Holders, and the Trustee or the Paying Agent or another Paying Agent outside the United States shall authenticate and deliver (at an office or agency outside the United States), in exchange for the Global Debenture, an equal aggregate principal amount of Definitive Debentures, as shall be specified by the beneficial owners thereof; provided, however, that upon such presentation by the Common Depositary, the Global Debenture is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of the Global Debenture held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Cedel as to the portion of the Global Debenture held for its account then to be exchanged, each to the effect hereinafter provided. The Company hereby appoints the principal office of the Luxembourg Agent in Luxembourg, or its designated agent, as its agent outside the United States where Definitive Debentures may be delivered in exchange for the Global Debenture or portions thereof. Each beneficial owner of any portion of the Global Debenture shall be entitled to take delivery of Definitive Debentures only at such office. Notwithstanding any other provision hereof or of the Debentures, no Debenture initially represented by the Global Debenture will be mailed to or otherwise delivered in connection with its original issuance to any location within the United States. The Trustee agrees that it will cause the Paying Agent to retain each certificate provided by Euroclear or Cedel for a period of four calendar years following the year in which the certificate is received and not to destroy or otherwise dispose of any such certificate without first offering to deliver it to the Company.

          The certificates to be provided by Euroclear and Cedel shall be substantially to the following effect or with such changes therein as shall be approved by the Company and the Placement Agents and be satisfactory to the
Trustee:

                                 "CERTIFICATE

                                   KFx Inc.

                           6% CONVERTIBLE DEBENTURES
                                   DUE 2002

          This is to certify that, based on certificates we have received from our member organizations substantially in the form set out in Section 3.4 of the Indenture relating to the above-captioned Debentures, as of the date hereof, U.S.$________ principal amount of the above-captioned Debentures acquired from KFx Inc. (the "Company") is owned by persons that are not United States Persons (as defined below).

          As used in this Certificate, "United States Person" means (1) any natural person resident in the United States, (2) any partnership or corporation organized or incorporated under the laws of the United States, (3) any estate of which any executor or administrator is a United States Person, (4) any trust of which any trustee is a United States Person, (5) any agency or branch of a foreign entity located in the United States, (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States and (7) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a United States Person principally for the purpose of investing in Debentures not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts; and "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          We further certify that (i) we are not making available herewith for exchange any portion of the Global Debenture not included in such certificates and (ii) as of the date hereof, we have not received any notification from any of our member organizations to the effect that the statements made by such member organizations with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. We agree to retain each statement provided by a member organization for a period of four calendar years following the year in which the statement is received.

Dated: _______, 19__*

          *To be dated no earlier
           than the Exchange Date

                                        [MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK, BRUSSELS
                                        OFFICE, AS OPERATOR OF THE
                                        EUROCLEAR CLEARANCE SYSTEM]

                                        [CEDEL BANK SOCIETE ANONYME]


                                        By:_________________

          Each certificate received by Euroclear and Cedel from Persons appearing in their records as Persons entitled to a portion of the Global Debenture shall be substantially to the effect set forth in Section 3.4(b).

          Until exchanged in full, the Global Debenture shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, this Indenture as Definitive Debentures authenticated and delivered hereunder, except that none of Euroclear, Cedel or the beneficial owners of the Global Debenture shall be entitled to receive payment of interest or other payments thereon or to convert the Global Debenture or any portion thereof, into Conversion Shares or any other security, cash or other property.

          (b) Whenever any provision of this Indenture or the form of Global Debenture contemplates that certification be given by a beneficial owner of a portion of the Global Debenture, such certification shall be provided substantially in the form of the following certificate, with only such changes as shall be approved by the Company:

                                 "CERTIFICATE

                                   KFx Inc.

                    6% CONVERTIBLE SUBORDINATED DEBENTURES
                                   DUE 2002

          This is to certify that as of the date hereof and except as provided in the fourth paragraph hereof, the above-captioned Debentures held by you for our account are owned by a person that is not a United States Person (as defined below).

          As used in this Certificate, "United States Person" means (1) any natural person resident in the United States, (2) any partnership or corporation organized or incorporated under the laws of the United States, (3) any estate of which any executor or administrator is a United

States Person, (4) any trust of which any trustee is a United States Person, (5) any agency or branch of a foreign entity located in the United States, (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States and (7) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and
(ii) formed by a United States Person principally for the purpose of investing in Debentures not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of the Securities Act) who are not natural persons, estates or trusts; and "United States" means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          We undertake to advise you by telecopy, on or before the date on which you intend to submit your certification relating to the above-captioned Debentures then appearing in your books as being held for our account, if the above statement as to beneficial ownership is not correct on such date as to all such Debentures.

          This certificate excepts and does not relate to U.S. $________ principal amount of the above-captioned Debentures appearing on your books as being held for our account as to which we are not yet able to certify and as to which we understand that exchange and delivery of Definitive Debentures cannot be made until we are able so to certify.

          We understand that this certificate is required in connection with certain securities laws of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy hereof to any interested party in such proceedings.

Dated:__________, 19___*
       *To be dated on or after
       the 15th day before the
       Exchange Date

                                             [Name of Account Holder]


                                             ___________________________
                                             (Authorized Signatory)

                                             Name:
                                             Title:



          (c) Members of, or participants in, Euroclear and Cedel shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Common Depositary, or under the Global Debenture, and the Common Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the foregoing. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or shall impair, as between the Common Depositary and members of, or participants in, Euroclear and Cedel, the operation of customary practices governing the exercise of the rights of a Holder of a Debenture.

          (d) Transfers of the Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Common Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Debenture may be transferred in accordance with the Applicable Procedures of the Common Depositary and the provisions of this Section 3.4.

          Section III.5.  Mutilated, Destroyed, Lost and Stolen Debentures and
                                                                --------------
Coupons.
-------

          If any mutilated Debenture or a Debenture with a mutilated Coupon appertaining to it is surrendered to the Trustee or a Transfer Agent outside the United States, the Company shall execute, the Trustee or an Authenticating Agent shall authenticate and the Trustee or Transfer Agent shall deliver in exchange therefor, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to the surrendered Debenture; provided, however, that any Definitive Debenture or any Coupon shall be delivered only outside the United States and, so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, such delivery shall occur at the Transfer Agent in Luxembourg; and provided, further, that all Definitive Debentures shall be delivered and received in person.

          If the following are delivered to the Company and the Trustee or a Transfer Agent outside the United States:

          (1) evidence to their satisfaction of the destruction, loss or theft of any Debenture or Coupon, and

          (2) such security or indemnity as may be satisfactory to the Company and the Trustee and such Transfer Agent to save each of them and any agent of either of them harmless,

then, in the absence of actual notice to the Company, the Trustee or the Transfer Agent that such Debenture or Coupon has been acquired by a bona fide purchaser, the Company shall execute, the Trustee or an Authenticating Agent shall authenticate and the Trustee or Transfer Agent shall deliver, in lieu of any such destroyed, lost or stolen Debenture or in exchange for the Debenture to which such Coupon appertains (together with all appurtenant Coupons not destroyed, lost or stolen), a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding, with Coupons corresponding to the Coupons, if any, appertaining to the Debenture to which such destroyed, lost or stolen Debenture or appertaining to the Debenture to which such destroyed, lost or stolen Coupon appertains; provided, however, that any Definitive Debenture or any Coupon shall be delivered only outside the United States and, so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, such delivery shall occur at the Transfer Agent in Luxembourg; and provided, further, that all Definitive Debentures shall be delivered and received in person.

          In case any such mutilated, destroyed, lost or stolen Debenture or Coupon has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Debenture, pay such Debenture or Coupon, upon satisfaction of the conditions set forth in the preceding paragraph; provided, however, that except as otherwise provided in the form of Definitive Debentures set forth in Section 2.2(a), the principal of and interest on Definitive Debentures shall be payable only at an office or agency outside the United States and, in the case of interest, only upon presentation and surrender of the Coupons appertaining thereto.

          Upon the issuance of any new Debenture under this Section 3.5, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Paying Agent and the Transfer Agent) connected therewith.

          Every new Debenture with its Coupons, if any, issued pursuant to this
Section 3.5 in lieu of any destroyed, lost or stolen Debenture or in exchange for a Debenture to which a destroyed, lost or stolen Coupon appertains, shall constitute an original additional Contractual Obligation of the Company, whether or not the destroyed, lost or stolen Debenture and its Coupons, if any, or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and such new Debenture and Coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures and Coupons duly issued hereunder.

          The provisions of this Section 3.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures or Coupons.

          Section III.6. Persons Deemed Owners.
                         ---------------------

          The Company, the Trustee, the Paying Agent and any agent of the Company or the Trustee may treat the Person who is the bearer of any Debenture or Coupon as the owner of such Debenture or Coupon for the purpose of receiving payment of principal of, premium, if any, and interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and none of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section III.7. Cancellation.
                         ------------

          All Debentures surrendered for payment, redemption, repurchase, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Definitive Debentures and Coupons so surrendered shall be immediately cancelled by such Person upon receipt prior to being forwarded to the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section 3.7, except as expressly permitted by this Indenture. The cancelled Global Debenture and certificates referred to in Section 3.4 shall be delivered to the Company. All cancelled Debentures, Coupons and certificates in connection therewith held by the Trustee shall be delivered to the Company.

          Section III.8. Computation of Interest.
                         -----------------------

          Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section III.9. ISIN, Common Code Or Other Identifying Numbers.
                                                                -------

          The Company in issuing the Debentures may use "ISIN," "Common Code" or other identifying numbers (if then generally in use), and the Trustee shall use ISIN, CUSIP or other identifying numbers in notices of redemption and other notices provided for the benefit of the Holders of Debentures, as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of redemption or other notice.

                                  ARTICLE IV

                           REDEMPTION OF SECURITIES

          Section IV.1.  Right of Redemption.
                         -------------------

          The Debentures may be redeemed in accordance with the provisions of the form of Definitive Debenture set forth in Section 2.2.

          Section IV.2.  Applicability of Article.
                         ------------------------

          Redemption of Debentures at the election of the Company, as permitted by any provision of the Debentures or this Indenture, shall be made in accordance with such provision and this Article IV.

          Section IV.3.  Election to Redeem; Notice to Trustee.
                         -------------------------------------

          The election of the Company to redeem any Debentures shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of any of the Debentures, the Company shall at least 30 days (or at least 45 days in case of a redemption pursuant to the fourth paragraph of the reverse of the form of Definitive Debentures set forth in Section 2.2(a)) prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Debentures to be redeemed. If the Debentures are to be redeemed pursuant to an election of the Company which is subject to a condition specified in the form of Definitive Debenture set forth in Section 2.2(a), the Company shall furnish the Trustee with an Officers' Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred.

          Section IV.4.  Notice of Redemption; Section of Debentures.
                                                          ----------

          Notice of redemption shall be given to the Holders of Debentures to be redeemed at least 30 days, nor more than 60 days, prior to the Redemption Date, and (except, in the case of a redemption pursuant to the fourth paragraph of the forms of the reverse of the Definitive Debenture set forth in Section 2.2(a), to the extent otherwise expressly provided in such form) such notice shall be irrevocable.

          All notices of redemption shall state: (a) the Redemption Date; (b) the Redemption Price; (c) that, on the Redemption Date, the Redemption Price, and accrued interest, if any, will become due and payable upon each such Debenture to be redeemed (but only with respect to Debentures with all unmatured Coupons attached), and that interest thereon shall cease to accrue on and after such date; (d) the Conversion Price, the date on which the right to convert the Debentures to be redeemed will terminate and the places where such Debentures, together with all unmatured Coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; and (e) the place or places where such Debentures, together with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and accrued interest, if any; and (f) the serial and ISIN (if any) numbers of the Debentures to be redeemed and in case of a partial redemption, the principal amounts of the particular Debentures to be redeemed.

          Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name of and at the expense of the Company.

          If less than all of the Debentures are to be redeemed, the Company, in its sole discretion, shall select the particular Debentures or parts thereof so to be redeemed according to such method as the Company deems fair and appropriate.

          Section IV.5.  Deposit of Redemption Price.
                         ---------------------------

          One Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be redeemed on that date, other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit.

          If any Debenture called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company or, if then held by the Company, shall be discharged from such trust, upon delivery to the Trustee of such converted Debentures for cancellation.

          Section IV.6.  Debentures Payable on Redemption Date.
                         -------------------------------------

          Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price, including accrued interest) such Debentures shall cease to bear interest and the Coupons shall, except to the extent provided below, be void. Upon surrender of any Debenture for redemption in accordance with such notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Debenture shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest on Definitive Debentures on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an office or agency outside the United States, except as otherwise provided in the form of Definitive Debenture set forth in Section 2.2(a)).

          If any Debenture called for redemption shall not be paid upon surrender thereof for redemption, the principal amount of such Debenture shall, until paid, bear interest from the Redemption Date at a rate of 8% per annum and each Debenture shall remain convertible into Common Stock until the principal of such Debenture or portion thereof, as the case may be, shall have been paid or duly provided for.

          If any Definitive Debenture surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Debenture may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons or the surrender of such missing Coupons may be waived by the Company and the Trustee or the Paying Agent or its agent, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debenture shall surrender to any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States (except as otherwise provided in the form of Definitive Debenture set forth in Section 2.2(a)).

                                   ARTICLE V

                           CONVERSION OF DEBENTURES

          Section V.1.   Conversion Privilege.
                         --------------------

          Subject to and in compliance with the provisions of the form of Definitive Debenture set forth in Section 2.2(a) and this Article V, at the option of the Holder thereof, any Definitive Debenture may be converted into Conversion Shares at the Conversion Price at the time in effect.

          Section V.2.  Exercise of Conversion Privilege.
                   --------------------------------

          (a) In order to exercise the conversion privilege, the Holder of any Definitive Debenture to be converted shall surrender such Debenture, together with all Coupons that mature after the Conversion Date, at any office or agency of the Company maintained for that purpose pursuant to Section 6.2, accompanied by a duly signed conversion notice substantially in the form set forth in
Section 2.5 ("Conversion Notice") stating that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, subject to Section 5.2(c), the portion thereof to be converted. If the Debenture surrendered for conversion shall not be accompanied by all such Coupons, the surrender of any or all of such missing Coupons may be waived by the Company by Company Order, if there shall be furnished to the Company and the Trustee such security or indemnity as they may require to save each of them and any Paying Agent harmless. Matured Coupons not in default (including Coupons maturing on the Conversion Date) will be payable against surrender thereof, and matured Coupons previously surrendered and in default will continue to be payable, notwithstanding exercise of the conversion privilege by the Holder of such Debenture. Accrued and unpaid interest on the Debentures surrendered for conversion through the Conversion Date will be paid in cash as of the Conversion Date. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any conversion, in respect of any Debenture (or, subject to Section 5.2(c), part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion. The Company's delivery to the Holder of the fixed number of shares of Common Stock (or a cash adjustment, as provided in this Indenture) into which a Debenture is convertible will be deemed to satisfy the Company's obligation to pay the principal amount of the Debenture.

          (b) Debentures shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such Debentures for conversion in accordance with the foregoing provisions ("Conversion Date") and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full Conversion Shares, together with payment in lieu of any fraction of a share, as provided in this Section 5.2.

          (c) In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denomination in an aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture. A Debenture may be converted in part, but only if it is of a denomination of U.S.$10,000 and the principal amount of such Debenture both to be converted and to remain Outstanding after such conversion is to be equal to U.S.$10,000 or any integral multiple of U.S.$10,000 in excess thereof.

          Section V.3. Fractions of Shares.
                       -------------------

          No fractional Conversion Shares of Common Stock shall be issued upon conversion of any Debenture. Instead of any fractional Conversion Share which would otherwise be issuable upon conversion of any Debenture, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Conversion Price per share of Common Stock at the close of business on the Conversion Date. Such cash payments shall be made to an address outside of the United States. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered for conversion.

          Section V.4. Adjustment of Conversion Price.
                       ------------------------------

          (a) In case the Company shall pay or make a dividend or other distribution to all holders of any class of its capital stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 5.4(a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including stock or other securities of the Company or any other issuer, but excluding any dividend or distribution paid exclusively in cash, any dividend or distribution referred to in Section 5.4(a)), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 5.4 by a fraction, of which the numerator shall be the current market price per share (determined as provided in Section 5.4(e)) of the Common Stock on the date of such effectiveness less the then fair market value (each reference to "fair market value" in this Section 5.4 shall mean fair market value as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock, and the denominator shall be such current market price per share of the Common Stock. Such reduction shall become effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution.

          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) If the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale or for no consideration (excluding any event set forth in Section 5.4 (a) or (b)), then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the consideration per share received by the Company for the shares of Common Stock issued or sold; provided, however, that the Conversion Price shall not be reduced by reason of the exercise of any options or warrants to purchase Common Stock which (a) are outstanding on the date hereof, (b) are acquired pursuant to the exercise of options which are granted in the future pursuant to a stock option plan which has been or may be adopted by the Company, or (c) are acquired pursuant to the exercise of options or warrants granted pursuant to consulting agreements with the Company or one of its Subsidiaries, provided that such options or warrants may not represent the right to acquire more than one million shares of Common Stock in the aggregate and shall have an exercise price equal to not less than 100% of the fair market value of a share of Common Stock on the date of grant. In no event shall the Exercise Price be adjusted so that the Exercise Price per share is less than the par value per share of the Common Stock.

          For purposes of this Section 5.4(d), the following shall be applicable:

          (1) If the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of Common Shares or any stock or securities convertible into or exchangeable for shares of Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, or plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Common Shares issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, as the case may be, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be issued as of the date of the issuance of such rights or options and the reduction set forth in Section 5.4(d) shall be effected as of such date. Except as provided in subparagraph

(3), no further adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities.

          (2) If the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the right to exchange or convert thereunder is immediately exercisable, and the price per share for which shares of Common Stock are issuable upon such conversion or exchange (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to be issued as of the date of the issuance of such Convertible Securities and the reduction set forth in Section 5.4(d) shall be effected as of such date; provided, however, that (a) except as otherwise provided in subparagraph (3), no further adjustment of the Conversion Price shall be made upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to the provisions of subparagraph (1), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (3) Upon the happening of any of the following events, namely, if the purchase price provided for in any right or option referred to in subparagraph
(1), or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for shares of Common Stock, shall change (other than under or by reason of provisions designed to protect against dilution), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time they had initially been granted, issued or sold. On the expiration of any such option or right referred to in subparagraph (1), or the termination of any such right to convert or exchange any such Convertible Securities referred to in subparagraphs (1) or (2), the Conversion Price then in effect hereunder shall forthwith be readjusted (increased or decreased, as the case may be) to the Conversion Price which would have been in effect at the time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been granted, issued or sold, and the shares of Common

Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in subparagraph (1), or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, if not already adjusted, forthwith be adjusted to such amount as would have been obtained had such right, option or Convertible Securities never been issued as to such shares of Common Stock and had adjustments been made upon the issuance of such shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

          Notwithstanding the foregoing, if an adjustment has been made to the Conversion Price as a result of the issuance of any class of rights, options or Convertible Securities, and a portion of such class has been exercised, converted or exchanged, then no increase in the Conversion Price shall be made by reason of a subsequent change in the purchase price, or conversion rate, as the case may be, or the expiration, of any such rights, options or Convertible Securities remaining outstanding.

          (4) In case at any time shares of Common Stock or Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration therefor. In case at any time any shares of Common Stock, Convertible Securities or any rights or options to purchase any such shares of Common Stock or Convertible Securities shall be issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration, as determined reasonably and in good faith by the Board of Directors. In case at any time any shares of Common Stock, Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration received therefor shall be deemed to be the fair market value, of such portion of the assets and business of the nonsurviving corporation as the Board of Directors may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no consideration is allocated to such rights or options by the parties thereto, such rights or options shall be deemed to have been issued without consideration; and if a specific amount of consideration is allocated to such rights or options, such rights or options shall be deemed to have been issued for such consideration. In the event of any consolidation or merger of the Company in which stock or securities of another corporation are issued in exchange for Common Stock of the Company or in the event of any sale of all or substantially all of the assets of the Company in exchange for stock or other securities of another corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, as determined in good faith by the Board of Directors, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of Conversion Shares receivable upon conversion of this Debenture immediately prior to such merger, consolidation or sale, for purposes of Section 5.4, shall be made after giving effect to such adjustment of the Conversion Price.

          (5) In case the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock or Convertible Securities, or (ii) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or Convertible Securities deemed to have been issued or sold as a result of the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (e) For the purpose of any computation under Section 5.4(b), the "current market price per share" of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Price Per Share for each of the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades in a regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

          (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          Section V.5.  Notice of Adjustments of Conversion Price.
                                                            -----

          Whenever the Conversion Price is adjusted as herein provided, the Company shall compute the adjusted Conversion Price in accordance with Section
5.4 and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be delivered to the Trustee and the Conversion Agent, and the Company shall cause notice thereof to be published in accordance with Section 16.5 within 10 Business Days after the effective date of such adjustment.

          Section V.6.  Notice of Certain Corporate Action.
                        ----------------------------------

          In the event:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than exclusively in cash; or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c)  of (1) any reclassification of the Common Stock of the Company,
(2) any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or (3) the sale or other disposition of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; o r

          (e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender or exchange offer);

then, the Company shall cause to be mailed to the Conversion Agent and to be published in the manner provided under Section 16.5 hereof within 10 Business Days after the date on which notice is sent to the holders of the Company's Common Stock, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale or other disposition, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale or other disposition, dissolution, liquidation or winding up, or (iii) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

          Section V.7. Company to Reserve Common Stock. The Company shall at all
                       -------------------------------
times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of Debentures, the full number of shares then issuable upon the conversion in full of all Outstanding Debentures.

          Section V.8. Taxes on Conversions.
                       --------------------

          The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Conversion Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Conversion Shares in a name other than that of the Holder of the Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          Section V.9.  Cancellation of Converted Definitive Debentures.
                                                             ----------

          All Definitive Debentures delivered for conversion to the Conversion Agent shall be cancelled by the Company, and shall not under any circumstances be reissued.

          Section V.10. Provisions in Case of Reclassification, Consolidation,
                                                                --------------
                        Merger or Sale of Assets.
                        ------------------------

          In the case of any capital reorganization or any reclassification of the Common Stock, or in the case of the consolidation or merger of the Company with or into any other corporation or in case of any sale or transfer of all or substantially all of the assets of the Company as may be permitted by the provisions hereof, each Holder of any Outstanding Debentures shall have the right thereafter to convert the principal amount of each such Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Debenture might have been converted immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions of this Article V (including provisions with regard to the adjustment of the Conversion Price) in order that the rights and interests of the holders thereafter shall be as nearly equivalent as may be practicable to the rights and interests provided for in this Article V.

          In case of any consolidation or merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Company, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing for the rights of the Holders as set forth in the preceding paragraph.

          Neither the Trustee, any Paying Agent nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Debentures upon the conversion of their Debentures after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

                                  ARTICLE VI

                                   COVENANTS

          The Company covenants that so long as the Debentures are Outstanding:

          Section VI.1.  Payment of Principal and Interest on Debentures.
                                                              ----------

          The Company will duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on each of the Debentures at the time and place and in the manner provided in the Debentures, the Coupons and this Indenture. The interest due on the Debentures on or before the Maturity Date, other than Additional Amounts payable as provided in Section 6.4 in respect of principal of such a Debenture, shall be payable only upon presentation and surrender of the Coupons for such interest installments as they mature. The Company will deposit, or cause to be deposited, with the Trustee or a Paying Agent, one Business Day prior to the Maturity Date of any Debenture and one Business Day prior to the Interest Payment Date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the Maturity Date or Interest Payment Date, as the case may be.

          Section VI.2.  Maintenance of Offices for Agencies.
                         -----------------------------------

          The Company hereby appoints (a) the Corporate Trust Office of the Trustee as its agent where Debentures and Coupons may be presented or surrendered for payment in the circumstances described below (and not otherwise), where Debentures may be surrendered for conversion in the circumstances described below (and not otherwise) and where notices and demands to or upon the Company in respect of the Debentures and Coupons and this Indenture may be served, and (b) the principal office of the Luxembourg Agent as its agent outside of the United States where, subject to any applicable laws or regulations, Debentures and Coupons may be presented and surrendered for payment, and where Debentures may be surrendered for conversion. As provided in the form of Definitive Debentures set forth in Section 2.2(a), payment of principal of or interest on Definitive Debentures, including any Additional Amounts payable on Definitive Debentures pursuant to the provisions of the form of Definitive Debenture set forth in Section 2.2(a), may be made, and Definitive Debentures may be surrendered for conversion, at the Corporate Trust Office of the Trustee if (but only if) payment of the full amount of such principal, interest or Additional Amounts, or surrender of Definitive Debentures for conversion, as the case may be, at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of such amounts in United States Dollars, as determined by the Company.

          The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Debentures have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest on the Debentures have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 6.3, the Company will maintain
(1) in the City of Denver, Colorado, an office or agency where Definitive Debentures and Coupons may be presented or surrendered for payment, where Debentures may be surrendered for exchange or conversion in the circumstances described in the last sentence of the first paragraph of this Section 6.2 (and not otherwise), and where notices and demands to or upon the Company in respect of the Debentures and Coupons and this Indenture may be served, and (2) subject to any laws or regulations applicable thereto, in any city in a Western European country, an office or agency where Debentures and Coupons may be presented and surrendered for payment, where Debentures may be presented for exchange or conversion; and provided, further, that so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, the Company will maintain a Paying Agent and Conversion Agent in Luxembourg. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 16.5, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

          If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office of the Trustee, except that Definitive Debentures and Coupons may be presented and surrendered for payment and conversion to the Paying Agent at its office in Luxembourg, Duchy of Luxembourg, or other Paying Agent or Conversion Agent outside the United States, and the Company hereby appoints the Paying Agent as its agent to receive such respective presentations, surrenders, notices and demands.

          Section VI.3.  Money for Payments to Be Held in Trust.
                         --------------------------------------

          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Debentures and Coupons, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the Debentures, it will, on the Business Day immediately preceding each due date of the principal of or interest on the Debentures, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

          Section VI.4.  Taxes, Assessments, Governmental Charges and Certain
                                                                  -----------
                         Claims.
                         ------

          The Company will pay and discharge, and shall cause each Subsidiary to pay and discharge, before the same become in default, (a) all Taxes imposed upon it or its income or profits or upon any of its assets or any part thereof and
(b) all lawful claims against it for labor, materials and supplies or otherwise, which if unpaid might become a Lien on such assets or any part thereof or otherwise, excluding any such Tax or claim, the amount, applicability or validity of which is being timely contested in good faith by appropriate proceedings.

          Section VI.5.  Reporting Requirements.
                         ----------------------

          The Company shall deliver to the Trustee:

               (a) copies of information, documents and reports as described in, and in accordance with, Section 6.18; and

               (b) promptly upon the Company obtaining knowledge of (1) an Event of Default or Default, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof and what action the Company proposes to take with respect thereto or (2) a material adverse change in the financial condition or operation of the Company and its Subsidiaries, an Officer's Certificate setting forth in reasonable detail the nature and amount of such change and the action the Company proposes to take with respect thereto.

          Section VI.6.  Books and Records.
                         -----------------

          The Company shall, and shall cause each of its Subsidiaries to, keep its books, records and accounts in accordance with GAAP applied on a basis consistent with preceding years.

          Section VI.7.  Maintenance of Insurance.
                         ------------------------

          The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and responsible insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are customary in the case of similarly situated corporations engaged in the same or similar businesses.

          Section VI.8.  Maintenance of Corporate Existence, Properties, Etc.
                                                             ----------------

          Except to the extent otherwise permitted by this Indenture, the Company shall, and shall cause each Subsidiary to, (i) do or cause or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its corporate existence,(ii) at all times maintain, preserve and protect all of its patents, trademarks, service marks, trade names, service names, copyrights, licenses, permits, franchises and other rights, including distributorship and franchise agreements, that continue to be useful in some material respect to its business, and (iii) preserve all the remainder of its property useful in the conduct of its business and keep the same in good repair, working order and condition (ordinary wear and tear excepted), and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, that nothing in this Section 6.8 shall prevent the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Subsidiary, or of any executive officer of the Company or such Subsidiary, as applicable, having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Subsidiary.

          Section VI.9.  Type of Business.
                         ----------------

          The Company shall, and shall cause each Subsidiary to, remain in substantially the same businesses in which the Company and its Subsidiaries are engaged as of the date of this Indenture or in such other types of businesses that are reasonably related or incidental thereto.

          Section VI.10. Merger or Sale of Assets.
                         ------------------------

          The Company shall not, and shall not permit any Subsidiary to, merge, consolidate or exchange shares with any other corporation, or sell, lease or transfer or otherwise dispose of any of its assets to any Person, other than sales, leases, transfers or other dispositions of inventory in the ordinary course of business or particular items of obsolete or unnecessary equipment in the ordinary course of business, except

          (a) any Subsidiary may merge or consolidate with the Company;

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of all or substantially all of its assets to the Company or another Subsidiary;

          (c) the Company or a Subsidiary may enter into one or more transactions constituting Strategic Alliances; and

          (d) as otherwise permitted by this Indenture; and

          (e) the Company may allow TCK to increase the percentage of its ownership of Common Stock pursuant to Warrant A and another warrant ("Warrant B") issued to TCK by the Company.

          Section VI.11. Investments.
                         -----------

          The Company shall not, and shall not permit any Subsidiary to, make or have outstanding any loan or advance to, or own, purchase or acquire any obligations (other than accounts receivable generated in the ordinary course of business) or Securities of, or any interest in, or make any capital contribution to or acquire all or substantially all of the assets of, any other Person, other than to: (a) acquire and own obligations or Securities received in settlement of debt created in the ordinary course of business that is owing to the Company or such Subsidiary; (b) own, purchase or acquire (i) commercial paper, banker's acceptances or certificates of deposit issued by any United States commercial bank having a combined capital and surplus of at least $500 million or enter into repurchase agreements with such banks with respect to obligations described in this clause (b)(i), (ii) commercial paper of reputable issuers located in the United States, which obligations have a short-term rating of A-1 or better by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (iii) obligations of the United States government or any agency thereof, (iv) obligations guaranteed by the United States government or any agency thereof, in each case such obligations described in this clause (b) to be due within 270 days from the date of acquisition, and (v) shares of open end management companies registered under the Investment Company Act of 1940, commonly known as mutual funds or money market funds that invest solely in obligations of the types described earlier in this clause (b), if the shares thereof are redeemable at net asset value at any time; (c) endorse negotiable instruments for collection or deposit in the ordinary course of business; (d) own stock of Subsidiaries; (e) acquire all or any portion of the assets, Securities or other ownership interests of any other Person in a transaction constituting a Strategic Alliance; and (f) redemption of the Debentures as permitted by this Indenture.

          Section VI.12. Use of Proceeds.
                         ---------------

          The Company shall use the proceeds from the sale of the Debentures as specified in the Offering Memorandum pursuant to which the Debentures were offered for sale.

          Section VI.13. Dividends, Etc.
                         ---------------

          The Company will not declare or pay any dividend on its capital stock (other than stock dividends), and the Company will not, and will not permit any Subsidiary to, except as expressly permitted by this Indenture, purchase, redeem, retire or acquire any capital stock, convertible securities or subordinated debt of the Company or such Subsidiary or another Subsidiary or any option, warrant or other right to acquire any such capital stock, convertible securities or subordinated debt.

          Section VI.14. Additional Indebtedness.
                         -----------------------

          The Company will not, and will not permit any Subsidiary, to in any way, directly or indirectly, create, incur, assume, guaranty, suffer to exist, agree to purchase or repurchase, pay or provide funds in respect of, or otherwise become, be or remain liable, contingently, directly or indirectly, with respect to any Indebtedness, except, without duplication, (a) the Debentures; (b) unsecured Indebtedness of the Company and its Subsidiaries on a consolidated basis, not to exceed the difference, if any, between the $25 million and the aggregate principal amount of the Debentures at the time Outstanding; (c) Project Finance Indebtedness; and (d) Indebtedness in an amount sufficient to redeem all Outstanding Debentures in the event the Company elects to effect such redemption by reason of a Tax Law Change.

          Section VI.15. Limitation on Liens.
                         -------------------

          The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset of the Company or such Subsidiary or on any income or profits of the Company or such Subsidiary, except for Permitted Liens.

          Section VI.16. Compliance with Laws, Etc.
                         --------------------------

          The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law and Contractual Obligations applicable to or binding upon any of them.

          Section VI.17. Reports from the Company.
                         ------------------------

                    (a) The Company will file with the Trustee within 15 days after the date by which the Company is required to file the same with the Commission (including any extension of time to which the Company is entitled), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                    (b) The Company will file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

          Section VI.18. Registration and Listing.
                         ------------------------

          Within a reasonable time after the issuance of the Global Debenture (not to exceed 45 days from the date of the final closing of the offering of the Debenture pursuant to the Offering Memorandum), the Company (a) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under applicable United States Federal or state law (including the Securities Act, the Exchange Act and state securities and blue sky laws) before the shares of Common Stock issuable upon conversion of the Debentures may be lawfully issued and delivered, and thereafter publicly traded (if permissible under the Securities Act), and qualified or listed as contemplated by clause (b); and (b) will list the shares of Common Stock required to be issued and delivered upon conversion of the Debentures prior to such issuance or delivery on each national securities exchange on which outstanding Common Stock is listed at the time of such delivery and if outstanding Common Stock is not listed on any national securities exchange or is not so qualified at the time of such delivery, to use its reasonable best efforts to qualify such shares prior to such delivery for quotation through the NASDAQ National Market System.

          Section VI.19. Statement by Officers as to Default.
                         -----------------------------------

          The Company will deliver to the Trustee within 120 days after the end of each fiscal year, an Officers' Certificate stating (a) that in the course of performing by the signers duties as such officers of the Company, they would normally obtain knowledge of (i) whether or not any Default exists in the performance and observation of any terms, provisions and conditions of this Indenture and (ii) whether or not the Company has otherwise kept, observed, performed and fulfilled its obligations under this Indenture in all material respects; (b) to the knowledge of such officers, as of the date of such Officers' Certificate, (i) whether or not any Default exists, (ii) whether or not the Company during the preceding fiscal year kept, observed, performed and fulfilled, in all material respects, each and every covenant and obligation of the Company under this Indenture; and (c) whether or not there was any Default in the performance and observance by the Company of any of the terms, provisions or conditions of this Indenture during such preceding fiscal year. If the officers signing the Officers' Certificate know of such a Default, whether then existing or occurring during such preceding fiscal year, the Officers' Certificate shall describe such Default and its status with particularity. The Company shall also promptly notify the Trustee if the Company's fiscal year is changed so that the end thereof is on any date other than the then current fiscal year end date. For purposes of this Section 6.20, such compliance shall be determined without regard to any period of grace granted by the Trustee or requirement of notice under this Indenture. Notwithstanding the foregoing, the Company will deliver to the Trustee, within fifteen Business Days after becoming aware of any Default or Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken or is taking or proposes to take with respect thereto.

          Section VI.20. Additional Amounts.
                         ------------------

          The Company will pay to the Holder of any Debenture or any Coupon appertaining thereto Additional Amounts as provided in the form of Definitive Debenture set forth in Section 2.2(a). Whenever in this Indenture there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Debenture or any Coupon, such reference shall be deemed to include the payment of Additional Amounts provided for in this Section 6.21 to the extent that, in such context, Additional Amounts are, were or would be paying in respect thereof pursuant to the provisions of this
Section 6.21, and express reference to the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

          At least 10 days prior to the Exchange Date, or an earlier Redemption Date (and at least 10 days prior to each date of payment of principal, premium, if any, or interest after the Exchange Date, or an earlier Redemption Date or Repurchase Date, if there has been any change with respect to the matters set forth in the Officers' Certificate referred to below), the Company will furnish the Trustee and any Paying Agents, with an Officers' Certificate instructing the Trustee and such Paying Agents whether such payment of principal of, premium, if any, or interest on the Debentures shall be made to Holders of Debentures or Coupons who are not United States Persons without withholding for or on account of any tax, assessment or other governmental charge described in the second paragraph of the face of the form of Definitive Debenture set forth in Section 2.2(a). If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Debentures or Coupons and the Company will pay to the Trustee or the Paying Agent the Additional Amounts required by this Section to be paid in the event of any such withholding. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against any loss, liability or expense arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section, except to the extent such loss, liability or expense is attributable to the Trustee's negligence or bad faith.

                                  ARTICLE VII

               REMEDIES OF THE TRUSTEE AND HOLDER of DEBENTURES
                              ON EVENT OF DEFAULT

          Section VII.1. Events of Default Defined.
                         -------------------------

          An Event of Default Occurs if:

                    (a) default for 30 days in the due and punctual payment of any installment of interest (including any Additional Amount) upon any of the Debentures as and when the same shall become due and payable; or

                    (b) default in the due and punctual payment of the principal of, and premium, if any, on, any of the Debentures as and when the same shall become due and payable either at maturity, upon redemption, by declaration as authorized by this Indenture, or otherwise; or

                    (c) failure on the part of the Company to observe or perform any of the covenants or agreements on the part of the Company in the Debentures or in this Indenture, not otherwise referred to in another paragraph of this Section 7.1, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee or to the Trustee and the Company by the Holders of at least 25% in aggregate principal amount of the then Outstanding Debentures; or

                    (d) a material default shall occur under (i) any bond, debenture, note or other evidence of Indebtedness by the Company or a Subsidiary or (ii) any mortgage, indenture, credit or loan agreement or other instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or such Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay any portion of the principal of, premium, if any, and interest on such Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto, or a default shall occur in the performance of any other covenant or condition contained in any such evidence of Indebtedness or mortgage, indenture, credit or loan agreement or other instrument if the effect of such default is to entitle (after giving effect to any applicable notice or applicable cure rights) the holder of such evidence of indebtedness or creditor (or a trustee for such holders or creditors) to then cause such Indebtedness to become due prior to its stated maturity, or if such default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged; or

                    (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company and/or any Subsidiary and such judgment or judgments remain unstayed or undischarged for a period of 60 days, provided that the aggregate of all such judgments exceeds U.S.$1,000,000; or

                    (f) the Company or a Subsidiary shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Company or any such Subsidiary or of all or a substantial part of the property of the Company or any such Subsidiary, (2) admit in writing the inability of the Company or any such Subsidiary, or be generally unable, to pay its debts as such debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code or other similar law, or (7) take any action for the purpose of effecting any of the foregoing; or

                    (g) a proceeding or case shall be commenced, without the application of the Company or any Subsidiary, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of the Company or any such Subsidiary, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or any such Subsidiary or of all or any substantial part of the assets of the Company or any such Subsidiary, or (3) similar relief in respect of the Company or any such Subsidiary, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of 60 days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against the Company or any such Subsidiary shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

                    (h) any material provision of any Debenture, any Coupon or this Indenture shall at any time for any reason cease to be valid and binding in accordance with its terms on the Company, or the validity or enforceability thereof shall be contested by the Company, or the Company shall terminate or repudiate (or attempt to terminate or repudiate) any Debenture, Coupon or this Indenture; or

                    (i) any representation, warranty or statement made by the Company in any certificate, report, financial statement or other document furnished to the Trustee or any Holder of a Debenture or Coupon pursuant to this Indenture shall be false or misleading in any material respect on the date as of which made or deemed made;

then and in each and every such case (other than an Event of Default specified in Section 7.1(f) and (g)), unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of at least 51% in aggregate principal amount of the Outstanding Debentures hereunder, by notice in writing to the Company (and to the Trustee if given by the Holders of Debentures), may declare the principal of and interest accrued on all the Debentures then outstanding to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in such Debentures contained to the contrary notwithstanding. If an Event of Default specified in Sections 7.1(f) or (g) occurs, all unpaid principal, premium and interest on all the Debentures then outstanding shall ipso facto become and shall be immediately due and payable
                  ----------
without any declaration or other act on the part of the Trustee or any Holders of Debentures.

          This provision is subject to the condition that if, at any time after the principal of and interest accrued on the Debentures shall have been so declared due and payable, but before the Debentures shall have become due by their terms and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum of money sufficient to pay all matured installments of interest upon all the Debentures then outstanding and the principal of any and all Debentures then outstanding that shall have become due otherwise than by declaration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in all Debentures to the date of such payment or deposit) and all amounts payable to the Trustee under Section 8.6, and any and all defaults under the Indenture, other than the nonpayment of principal and interest on Debentures then outstanding that shall not have become due by their terms, shall have been remedied or provision shall have been made therefor to the satisfaction of the Trustee, then and in every such case the holders of a majority in aggregate principal amount of the Outstanding Debentures, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          In case the Trustee or any Holder of a Debenture shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or such Holder, then, and in every such case, the Company, Trustee and the Holder of Debentures shall be restored severally and respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of Debentures shall continue as though no such proceedings had been taken.

          Section VII.2. Covenant of Company to Pay to Trustee Whole Amount Due
                         on Debentures on Default in Payment of Interest, Principal or Premium.
                         --------------------

          The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Debentures, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (2) in case default shall be made in the payment of the principal of any of the Debentures, or premium, if any, when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration as authorized by this Indenture or otherwise, then, upon demand of the Trustee, the Company shall pay in cash to the Trustee, for the benefit of the Holders of the Debentures and Coupons then outstanding, the whole amount that then shall have become due and payable on all such Debentures and Coupons for principal, premium, if any, or interest (including any Additional Amounts), as the case may be, with interest upon any overdue principal, and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest (including any Additional Amounts) at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection and all amounts payable to the Trustee under Section 8.6.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect in the manner provided and to the extent permitted by law out of property of the Company or other obligor upon the Debentures wherever situated the moneys adjudged or decreed to be payable.

          Section VII.3. Trustee May File Proofs of Claim.
                         --------------------------------

          The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Holders of the Debentures and any Coupons, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Debentures and Coupons allowed in any equity receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other judicial proceedings relative to the Company or any other obligor on the Debentures or their creditors, or affecting their property. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Debentures and any Coupons by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders of the Debentures and any Coupons, with authority to make and file in the respective names of the Holders of the Debentures and Coupons or on behalf of the Holders of the Debentures and Coupons as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Holders of the Debentures and Coupons themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders of the Debentures and Coupons as may be necessary or advisable in the opinion of the Trustee in order to have the respective claims of the Trustee and of the Holders of the Debentures and Coupons against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder of a Debenture or Coupons.

          All rights of action and of asserting claims under this Indenture, or under any of the Debentures and Coupons, may be enforced by the Trustee without the possession of any of the Debentures and Coupons or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Debentures and Coupons, subject to the provisions of this Indenture. In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debentures and Coupons, and it shall not be necessary to make any Holders of the Debentures and Coupons parties to any such proceedings.

          Section VII.4. Application of Moneys Collected by Trustee.
                                                            -------

          Any moneys collected by the Trustee, pursuant to Section 7.2, shall be applied in the following order, at the date or dates fixed by the Trustee, upon presentation of the several Debentures, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

          First: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 8.6;

          Second: To the payments of the amounts then due for principal, premium, if any, and interest on the Debentures and Coupons, and interest on overdue principal and premium, if any, and (so far as may be lawful and if such interest has been collected by the Trustee) upon overdue installments of interest at the rate per annum expressed in the Debentures; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Debentures and Coupons, then to the payment, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest; and

          Third: To the payment of the remainder, if any, to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          Section VII.5. Limitation on Suits.
                         -------------------

          No Holder of any Debenture or Coupon shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (b) the holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under the Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          Section VII.6. Unconditional Right of Holders to Receive Principal,
                              Premium and Interest and to Convert.
                                                   --------------

          Notwithstanding any other provision in this Indenture, the Holder of any Debenture or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, on such Debenture or payment of such Coupon on the respective maturities expressed in such Debenture or Coupon (or, in the case of redemption or repurchase, on the Redemption Date or Repurchase Date, as the case may be), and to convert such Debenture in accordance with Article V, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

          Section VII.7. Restoration of Rights and Remedies.
                         ----------------------------------

          If the Trustee or any Holder of a Debenture or Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debentures and Coupons shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

          Section VII.8. Rights and Remedies Cumulative.
                         ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures or Coupons in the last paragraph of Section 3.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debentures or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section VII.9. Delay or Omission Not Waiver.
                         ----------------------------

          No delay or omission of the Trustee or of any Holder of any Debenture or Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this
Article VII or by law to the Trustee or to the Holders of Debentures or Coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Debentures or Coupons, as the case may be.

          Section VII.10. Rights of Holders of Majority in Principal Amount of Debentures to Direct Trustee and Waive Defaults.
                                                ---------------------------

          Subject to the provisions of Sections 8.1 and 8.2, the Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall be in accordance with law and the provisions of this Indenture; (b) the Trustee shall have the right, subject to the provisions of Section 8.1, to decline to follow any such direction if the Trustee shall, being advised by an Opinion of Counsel, determine that the action so directed may not be lawfully taken, or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceeding so directed would be illegal or involve it in personal liability or that the action so directed would be unduly prejudicial to the Holders of Debentures not taking part in such direction; and (c) the Holders of a majority in aggregate principal amounts of the Outstanding Debentures shall provide adequate indemnity to the Trustee; and provided, further, that nothing in this Indenture shall impair the right of the Trustee to take any action deemed proper by the Trustee and that is not inconsistent with such direction by the Holders of the Debentures.

          Section VII.11.  Waiver of Past Defaults.
                           -----------------------

          The Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures may, on behalf of the Holders of all the Debentures and Coupons, waive any past Default hereunder and its consequences, except a Default (a) in the payment of the principal of or interest on any Debenture, or (b) in respect of a covenant or provision hereof which under
Article XI cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section VII.12.  Undertaking for Costs.
                           ---------------------

          All parties to this Indenture agree, and each Holder of any Debenture or Coupon, by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.12 shall not apply (a) to any suit instituted by the Trustee; (b) to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures; or (c) to any suit instituted by any Holder of any Debenture or Coupon for the enforcement of the payment of the principal of or interest on any Debenture or the payment of any Coupon on or after the respective stated maturity or maturities expressed in such Debenture or Coupon (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article V.

          Section VII.13.  Waiver of Usury, Stay or Extension Laws.
                           ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit of or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

          Section VIII.1.  Certain Duties and Responsibilities.
                           -----------------------------------

          (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein,upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee is determined to have been negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          Section VIII.2.  Notice of Defaults.
                           ------------------

          Within 60 days after the occurrence of any Default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Debentures, in the manner provided in Section 16.5, notice of such Default, unless such Default shall have been cured or waived.

          Section VIII.3.  Rights of Trustee.
                           -----------------

          Except as otherwise provided in Section 8.1:

               (a) In the absence of bad faith on the part of the Trustee, the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, Officers' Certificate, certificate of independent public accountants, or any other certificate, statement, instrument, opinion, report, notice, Company Request, consent, Company Order, appraisal, bond, Debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) The Trustee may consult with counsel, and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any Holders of Debentures or Coupons pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the cost, expenses and liabilities which may be incurred therein or thereby;

               (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

               (e) Prior to being notified of the occurrence of an Event of Default hereunder and after the cure or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Outstanding Debentures; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity (and security therefor) against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

               (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

          Section VIII.4.  Trustee Not Liable for Recitals.
                           -------------------------------

          The recitals contained herein, in the Debentures (other than the certificate of authentication on the Debentures), if any, and in the Coupons, if any, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness or completeness of the same. The Trustee makes no representations as to the validity, sufficiency or enforceability (except as against the Trustee) of this Indenture, of the Debentures or of the Coupons. The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

          Section VIII.5.  Trustee and Agents May Own Debentures.
                           -------------------------------------

          The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or other agent of the Company or the Trustee, in its individual or any other capacity, may buy, own, hold and sell, as owner or pledgee, Debentures and Coupons with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or any other agent of the Company or the Trustee, and no such activity shall impair any of the Trustee's rights, remedies or defenses, or enlarge any of its duties or liabilities under this Indenture.

          Section VIII.6.  Trustee Entitled to Compensation, Reimbursement and
                                                             -----------------
                           Indemnity.
                           ---------

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it hereunder, and the Company shall pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ as well as any and all extraordinary expenses, costs and fees incurred by the Trustee if an Event of Default shall occur), except any such expense, disbursement or advance as may arise from the Trustee's own negligence, bad faith or willful misconduct. If any property, other than cash, shall at any time be subject to a Lien in favor of the Holders of the Debentures or Coupons, the Trustee (if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by a supplemental instrument subjecting such property to such Lien), shall be entitled, but shall not be obligated, to make advances for the purpose of preserving such property or discharging tax liens or other prior liens or encumbrances thereon.

          The Company covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Trustee, and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

          The obligations of the Company under this Section 8.6 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except money or property held in trust for the benefit of the Holders of particular Debentures or Coupons. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(f) or (g) occurs, the expenses and the compensation for services are intended to constitute expenses of administration under any bankruptcy law.

          Section VIII.7. Right of Trustee to Rely on Certificate of Officers of
                          Company Where no Other Evidence Specifically
                          Prescribed.

          Except as otherwise provided in Section 8.1, whenever in the administration of the trusts or the performance of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by an Officers' Certificate, and such certificate shall be full warrant of such action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          Section VIII.8. Moneys Received by Trustee to be Held in Trust.
                                                                   -----

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder.

          Section VIII.9. Requirements for Eligibility of Trustee.
                          ---------------------------------------

          The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any State or Territory or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $1,000,000, subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.

          Section VIII.10.   Resignation or Removal of Trustee.
                             ---------------------------------

               (a) The Trustee, or any successor hereafter appointed, may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly seek to appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of a Debenture may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b)  If any of the following shall occur at any time:

               (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by a Holder, or

               (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.12, a Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The Holders of a majority in aggregate principal amount of Outstanding Debentures may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, another to the Trustee so removed and one complete set to the successor so appointed.

               (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11. Notwithstanding the foregoing, the resignation of the Trustee shall in all events become effective 60 days after written notice of such resignation has been given by the Trustee to the Company pursuant to this Section 8.10.

               (e) The Company shall give notice of each resig-nation and each removal of the Trustee and each appointment of a successor trustee to the Holders of the Debentures in the manner provided in Section 16.5. Each notice shall include the name of each successor and the address of its corporate trust office.

          Section VIII.11. Acceptance by Successor Trustee.
                           -------------------------------

          A successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall, nevertheless, at the written request of the Company or the successor Trustee, upon payment of any amount due it and then unpaid, pay over to the successor Trustee all moneys at the time held by it hereunder and the Company and the predecessor trustee shall execute and deliver such instruments and take such other action as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          No successor Trustee shall accept appointment as provided in this Section unless, at the time of such acceptance, such successor Trustee shall be eligible under the provisions of Section 8.9.

          Section VIII.12. Successor to Trustee by Merger, Consolidation or
                                                           ----------------
                           Succession to Business.
                           ----------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of
Section 8.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section VIII.13. Authenticating Agent.
                           --------------------

          The Luxembourg Agent may authenticate the Global Debenture and the Definitive Debentures, as the Trustee's

Authenticating Agent. The Trustee may, with the consent of the Company, appoint an additional Authenticating Agent or Agents acceptable to the Company with respect to the Debentures to authenticate Debentures issued upon exchange or substitution pursuant to this Indenture.

          Debentures authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof, the District of Columbia, England and Wales or Luxembourg, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 8.13.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidate, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 8.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.13, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.13.

          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 8.13. If an Authenticating Agent is appointed with respect to the Debentures pursuant to this Section 8.13, the Debentures may have endorsed thereon, in addition to or in lieu of the Trustee's certification of authentication, an alternative certificate of authentication in the following form:

          "This is one of the Debentures referred to in the within-mentioned Indenture.

                                     First Bank National Association,
                                      doing business as
                                     Colorado National Bank,
                                      as Trustee
                                     By [Authenticating Agent],
                                      as Authenticating Agent


                                             By: _________________________
                                                 Authorized Signatory"


                                  ARTICLE IX

                     CONCERNING THE HOLDERS OF DEBENTURES

          Section IX.1.  Evidence of Action by Holders of Debentures.
                                                          ----------

          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Debentures may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (ii) the record of Holders of Debentures voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures duly called and held in accordance with the provisions of Article X. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record is delivered to the Trustee and copies thereof are delivered to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments and records delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Debentures shall be proved in the manner provided in Section 10.6.

          Section IX.2.  Proof of Execution of Instruments and of Holding of
                                                                  ----------
                         Debentures.
                         ----------

          (a) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgement of deeds, certifying that the individual signing such instrument or writing acknowledged by him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of execution of any same may also be proved in any other manner which the Trustee or the Paying Agent deems sufficient; and the Trustee or Paying Agent may in any instance require further proof with respect to any of the matters referred to in this Section 9.2.

          (b) The principal amount and serial number of any Definitive Debenture held by any Person, and the date of his holding the same, may be proved by the production of such Definitive Debenture or by a certificate executed by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee or the Paying Agent to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Definitive Debenture therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Definitive Debenture, if such certificate or affidavit is deemed by the Trustee or the Paying Agent to be satisfactory. The Trustee, the Paying Agent and the Company may assume that any Definitive Debenture continued to be held by such Person until (1) another certificate or affidavit bearing a later date issued in respect of such Definitive Debenture is produced, or (2) such Definitive Debenture is produced to the Trustee or the Paying Agent by some other Person, or (3) such Definitive Debenture is no longer Outstanding. The principal amount and serial numbers of Definitive Debentures held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Paying Agent deems sufficient; and the Paying Agent may in any instance require further proof with respect to any of the matters referred to in this Section 9.2.(b).

          (c) Upon receipt by the Trustee or the Paying Agent from any Holder of (i) any notice of Default or breach referred to in Section 7.1(c), if such Default has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in
Section 7.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 7.10, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such notice, declaration or direction, which record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such notice, declaration or direction, which record date shall be the close of business on the 10th day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such notice, declaration or direction. Promptly after such receipt by the Trustee, and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Debentures on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Outstanding Debentures on the date such notice, declaration or direction is so given.

          (d) The provisions of this Section 9.2 are subject to the provisions of Section 10.5.

          Section IX.3.  Action by Holder of Debenture Binds Future Holders.
                                                             --------------

          Any request, demand, authorization, direction, notice, consent, election, waiver or other action of the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debenture, and of any Debenture issued in exchange therefor or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the Holders of the percentage in aggregate principal amount of the Outstanding Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Debentures.


                                   ARTICLE X

                       MEETINGS OF HOLDERS OF DEBENTURES

          Section X.1.  Purposes for Which Meetings May be Called.
                                                           ------

          A meeting of Holders of Debentures may be called at any time and from time to time pursuant to the provisions of this Article X to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action authorized to be taken by the Holders of the Debentures or the Holders of any specified aggregate principal amount of the Debentures under any provision of this Indenture or as may be authorized or permitted by law.

          Section X.2.  Manner of Calling Meetings.
                        --------------------------

          (a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 10.1, to be held at such time and at such place in the Borough of Manhattan, City of New York, (or in the City of London, England) as the Trustee shall determine. Notice of every meeting of the Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.5 by the Trustee, not less than 21 days nor more than 90 days prior to the date fixed for the meeting.

          (b) Any meeting of Holders of Debentures shall be valid without notice if the Holders of all Debentures then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by the Holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

          Section X.3.  Call of Meetings by Company or Holders of Debentures.
                                                               -------------

          In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting for the Holders of Debentures, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request, or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, City of New York, or in the City of London, England, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in this Section 10.3.

          Section X.4.  Persons Entitled to Vote at Meetings.
                        ------------------------------------

          To be entitled to vote at any meeting of Holders of Debentures, a Person shall (a) be a Holder of one or more Outstanding Debentures, or (b) be a person appointed by a written instrument as proxy for a Holder or Holders of Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debentures shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and any representatives of the Company and its counsel.

          Section X.5.  Determination of Voting Rights, Control and Adjournment
                                                                ---------------
                         of Meetings.
                         -----------

          (a) Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures, in regard of proving the holding of Debentures and of the appointment of proxies, and in regard of the appointment and duties of inspectors of votes, and the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of Debentures and the appointment of any proxy shall be proved in the manner specified in Section 9.2 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker or trust company deemed by the Trustee to be satisfactory.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by

Holders of Debentures as provided in Section 10.3, in which case the Company or the Holders of Debentures calling the meeting, as the case may be, shall in like manner, appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debentures represented at the meeting and entitled to vote.

          Subject to the provisions of Section 9.4 and 10.4, at any meeting each Holder of Debentures or such Holder's proxy shall be entitled to one vote for each U.S.$10,000 principal amount of Debentures; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debentures challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of Debentures or proxy. At any meeting of Holders of Debentures, the presence (in person or by proxy) of Persons holding or representing Outstanding Debentures in an aggregate principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum. Any meeting of Holders of Debentures duly called pursuant to the provisions of Sections 10.2 or 10.3 may be adjourned from time to time by the vote of the Holders of a majority in aggregate principal amount of the Outstanding Debentures represented at the meeting and entitled to vote, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          Section X.6.  Manner of Voting at Meetings and Record to be Kept.
                                                                ----------

          The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amounts and serial numbers of the Debentures voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, in duplicate, of the proceedings of each meeting of the Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that notice was given as provided in Section 10.2. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section X.7. Exercise of Rights of Trustee or Holders of Debentures May Not be Hindered or Delayed by Call of Meeting of Holders of Debentures.
                                   ----------

          Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Debentures or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Debentures under any of the provisions of this Indenture or of the Debentures.


                                  ARTICLE XI

                            SUPPLEMENTAL INDENTURES

          Section XI.1. Purposes for Which Supplemental Indentures May be
                        Entered into Without Consent of Holders of Debentures.
                                             --------------------------------

          The Company, when authorized by a Board Resolution, and the Trustee, subject to the conditions and restrictions in this Indenture contained, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

               (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Debentures and Coupons as permitted by this Indenture;

               (b) to add to the covenants of the Company in this Indenture, to contain such further covenants and agreements thereafter to be observed, or to surrender any right or power herein reserved to or conferred upon the Company;

               (c) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Indenture or in any supplemental indenture; or to make such provisions with respect to matters or questions arising under this Indenture as may be necessary or desirable and not inconsistent with this Indenture; provided that such action shall not adversely effect the interests of the Holders of Debentures;

               (d) to make provisions with respect to the conversion rights of Holders of Debentures pursuant to the requirements of Section 5.10; and

               (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee.

          Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 11.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained.

          Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.2.

          Section XI.2. Modification of Indenture with Consent of Holders of a Majority in Principal Amount of Debentures.
                                               --------------------

          With the consent (evidenced as provided in Section 9.1) of the Holders (or persons entitled to vote, or to give consents respecting the same) of not less than a majority in aggregate principal amount of Outstanding Debentures, the Company, when authorized by a Board Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights and obligations of the Holders of the Debentures and of the Company; provided that, without the consent of the Holders of all Outstanding Debentures and Coupons affected thereby, no such supplemental indenture shall:

          (a) change the maturity of the principal of, or any installment of interest on, any Debenture, or reduce the principal amount or the rate of interest payable thereon, or reduce the amount of principal that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.2 or a redemption thereof pursuant to Article IV, or change the obligation of the Company to pay Additional Amounts pursuant to Article VI, or change the coin or currency in which any Debenture or the interest thereon or any other amount in respect thereof is payable, or impair the right to institute suit for the enforcement of any payment in respect of any Debenture on or after the maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date or Repurchase Date, as the case may be), or adversely affect the right to convert any Debenture as provided in Article V, or

          (b) reduce the requirements for quorum or voting, or reduce the percentage in principal amount of the Outstanding Debentures the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture, or

          (c) modify the obligation of the Company to maintain an office or agency in London, England, and in a city in a Western European country (or Luxembourg in particular if so required) pursuant to Section 6.2, or

          (d) modify any of the provisions of this Section or Section 7.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; or

          (e) modify any of the provisions of Section 6.17.

          Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Debentures as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holder of Debentures under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Section XI.3.  Effect of Supplemental Indentures.
                         ---------------------------------

          Upon the execution of any supplemental indenture by the Company and the Trustee pursuant to the provisions of this Article, or Article XII, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          Section XI.4.  Debentures May Bear Notation of Changes.
                         ---------------------------------------

          Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article or Article XII, or after any action taken at a meeting of Holders of Debentures pursuant to
Article X, may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture or as to any action taken at any such meeting; and, in such case, suitable notation may be made upon outstanding Debentures after proper presentation and demand. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any supplemental indenture, or to any action taken at any such meeting, may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, upon demand of, and without cost to, the Holders thereof upon surrender of such Debentures.

          Section XI.5.  Opinion of Counsel.
                         ------------------

          The Trustee, subject to the provisions of Section 8.1, may require and receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by the terms of this Indenture and that it is not inconsistent therewith.

          Section XI.6.   Notice of Supplemental Indentures.
                          ---------------------------------

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 11.2, the Company shall give notice to all Holders of Debentures of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 16.5. Any failure of the Company to give notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

          Section XI.7.   Consent of TCK.
                          --------------

          The Company may not enter into any amendment of this Indenture without the prior written consent of TCK, as long as (i) TCK owns at least 1,000,000 Shares, and (ii) either of Warrant A or Warrant B remains in effect.

                                  ARTICLE XII

                            CONSOLIDATION OR MERGER

          Section XII.1.  When Company May Merge, Etc.
                          ----------------------------

          Notwithstanding the provisions of Section 6.10, the Company may consolidate with, or merge with or into, another Person or transfer (by lease, assignment, sale or otherwise) all or substantially all of its properties and assets, in a single transaction, as an entirety or substantially as an entirety to another Person if:

          (a) either the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety or substantially as an entirety are transferred shall be a Person organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Debentures and this Indenture; provided that a corporation at all times shall be a co-obligor together with the continuing Person or transferee if the continuing Person or transferee is itself not a corporation;

          (b) prior to the consummation of such transaction, the Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have consented to such transaction; provided, however, such consent shall not be required i n connection with a transaction in which TCK or any Subsidiary thereof is the surviving or acquiring entity;

               (c) immediately before and immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

               (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article XII and that all conditions precedent herein provided relating to such transaction have been complied with.

          The foregoing shall not be applicable with respect to a consolidation, merger or transfer that involves less than 25% of the assets of the Company.

          Section XII.2.  Successor Corporation.
                          ---------------------

          Upon any consolidation or merger, or any transfer of assets of the Company in accordance with Section 12.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. When a successor Person assumes all of the obligations of the Company hereunder and under the Debentures, the predecessor shall be released from such obligation.

                                 ARTICLE XIII

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               DEPOSITED MONEYS

          Section XIII.1. Satisfaction and Discharge of Indenture.
                          ---------------------------------------

          This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of conversion, exchange, or replacement of Debentures herein expressly provided for and any right to receive Additional Amounts as provided in the form of Definitive Debenture set forth in
Section 2.2(a) and the Company's obligations to the Trustee pursuant to Section 8.6, and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

          (a)  either

               (i) all Debentures theretofore authenticated and delivered and all Coupons appertaining thereto (other than (1) Debentures and Coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7, (2)

Coupons appertaining to Debentures called for redemption or repurchased and maturing after the relevant Redemption Date or Repurchase Date, as the case may be, whose surrender has been waived as provided in Section 4.6, and (3) Debentures and Coupons for whose payment money had theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.3 have been delivered to the Trustee for cancellation; or

               (ii) all such Debentures and all Coupons appertaining thereto not theretofore delivered to the Trustee or the Paying Agent or its agent for cancellation (other than Debentures or Coupons referred to in Section 13.1(a)(1) through (3) above):

                    (1)  have become due and payable; or

                    (2) have been called for redemption pursuant to Article IV, or provision satisfactory to the Trustee shall have been made for the giving of notice of redemption as provided in Article IV, and the Company shall have deposited or caused to be deposited in trust with the Trustee or a Paying Agent (other than the Company) funds (to be immediately available for payment) in an amount sufficient to pay at maturity or upon redemption such Debentures and Coupons not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to the Maturity Date or Redemption Date, as the case may be;

                    (3) the Company has paid or caused to be paid all other sums payable thereunder by the Company; and

                    (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          (b) all obligations of the Company in respect of the Debentures shall cease and be discharged, and the Holders of such Debentures shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or with respect to such Debentures.

          Notwithstanding the satisfaction and discharge of this Indenture, the rights, remedies, immunities and defenses of the Trustee under this Indenture, including but not limited to those contained in Section 8.1, with respect to actions taken or omitted to be taken pursuant to this Indenture and events occurring prior to such satisfaction and discharge, and the obligations of the Company to the Trustee under Section 8.6, shall survive.

          Section XIII.2.   Application by Trustee of Funds Deposited for
                                                            -------------
                            Payment of Debentures.
                            ---------------------

          All moneys deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment to the Holders of the particular Debentures, for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

          Section XIII.3.   Repayment of Moneys Held by Paying Agent.
                                                               -----

          In connection with the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company or the Trustee, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          Section XIII.4. Moneys Deposited for Redemption of Debentures Subsequently Converted to be Returned to Company.
                                                         -------------------

          All moneys deposited with the Trustee or any Paying Agent for the payment or redemption of Debentures subsequently converted shall be returned to the Company upon its written request. All moneys deposited with any Conversion Agent in connection with the Debentures surrendered for conversion for the payment of interest on such Debentures on an Interest Payment Date shall be paid over to the Company promptly after such Interest Payment Date.

          Section XIII.5.   Payment of Deposited Money to Company After Lapse of
                                                                  --------------
                            Time.
                            ----

          In case the Holder of any Debenture entitled to payment hereunder at any time outstanding hereunder shall not, within two years after the Maturity Date, or if such Debenture shall have been called for redemption, then within two years after the relevant Redemption Date, claim the amount on deposit with the Trustee or other depositary for the payment of such Debenture, the Trustee or other depositary shall pay over to the Company the amount so deposited, upon Company Request, and thereupon the Trustee or other depositary shall be released from any and all further liability with respect to the payment of such Debenture, and the Holder of such Debenture as an unsecured creditor shall be entitled (subject to any applicable statute of limitations) to look only to the Company for the payment thereof.

                                  ARTICLE XIV

                   IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                            OFFICERS AND DIRECTORS

          Except for liabilities arising under the Securities Act, no recourse shall be had for the payment of the principal of (and premium, if any) or the interest on any Debenture or Coupon, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debenture or Coupon, or because of the creation of any indebtedness represented hereby shall be had against any incorporator, stockholder, officer, trustee, director, past, present or future, as such of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

                                  ARTICLE XV

                          RIGHT TO REQUIRE REPURCHASE

          Section XV.1.     Right to Require Repurchase.
                            ---------------------------

               In the event of a Change of Control, then each Holder shall have the right to require the Company to repurchase, and upon the exercise of such right, the Company shall repurchase, all of such Holder's Debentures, or any portion of the principal amount thereof that is an integral multiple of U.S.$10,000 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to U.S.$10,000 or integral multiples of U.S.$10,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in Section 15.2) for cash in U.S. dollars at a purchase price equal to 100% of the principal amount plus interest accrued to the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Debentures whose maturity is on or prior to the Repurchase Date shall be payable only upon presentation and surrender of Coupons for such interest (at an office or agency outside the United States, except as otherwise provided in the form of Definitive Debenture set forth in Section 2.2(a)). Such right to require the repurchase of the Debentures shall not continue after a discharge of the Company from its obligations with respect to the Debentures in accordance with Article XIII, unless a Change of Control shall have occurred prior to such discharge.

          A "Change of Control" shall be deemed to have occurred at the time when persons other than the Existing Control Group shall have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate Voting Stock of the Company.

          Section XV.2.     Notice; Method of Exercising Repurchase Right.
                                                                    -----

               (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Debentures, on or before the 30th day after the occurrence of a Change of Control, the Company or, at the request of the Company on or before the 15th day after such occurrence, the Trustee, shall give to all Holders of Debentures, in the manner provided in Section 16.5 notice (the "Company Notice"), of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

          Each notice of a repurchase right shall state:

          (i)       the Repurchase Date;

          (ii)  the date by which the repurchase right must be exercised;

          (iii) the Repurchase Price;

          (iv) a description of the procedure which a Holder must follow to exercise a repurchase right ;

          (v) that on the Repurchase Date, the Repurchase Price will become due and payable upon each such Debenture designated by the Holder to be repurchased, and that interest on such Debenture shall cease to accrue on and after said date;

          (vi) the Conversion Price, the date on which the right to convert the Debenture to be repurchased will terminate and the places where such Debentures, together with all unmatured coupons and any matured Coupons in default appertaining thereto, may be surrendered for conversion; and

          (vii) the place or places where such Debentures, together with all Coupons appertaining thereto, if any, maturing after the Repurchase Date, are to be surrendered for payment of the Repurchase Price.

          No failure of the Company to give the Company Notice or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

          (b) To exercise a repurchase right, a Holder shall deliver to any Paying Agent on or before the 45th day after the date of the Company Notice, (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased and a statement that an election to exercise the repurchase right is being made thereby, and (ii) the Debentures with respect to which the repurchase right is being exercised, together with all Coupons, if any, appertaining thereto maturing after the Repurchase Date; provided, however, the Debenture shall be delivered only to the office of a Paying Agent located outside the United States (except as otherwise provided in the form of Definitive Debenture set forth in Section 2.2(a)). Such written notice shall be irrevocable, except that the right of the Holder to convert the Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the Repurchase Date.

          (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Paying Agent the Repurchase Price in cash, for payment to the Holder on the Repurchase Date; provided, however, that the Repurchase Price shall be so payable only at an office or agency outside the United States (except as otherwise provided in the form of Definitive Debenture set forth in Section 2.2(a)).

          (d) If any Debenture surrendered for repurchase shall not be accompanied by all appurtenant Coupons maturing after the Repurchase Date, such Debenture may be paid after deducting from the Repurchase Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Debenture shall surrender to any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Repurchase Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside of the United States (except as otherwise provided in the form of Definitive Security set forth in Section 2.2(a)).

          (e) If any Debenture (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Debenture (or portion thereof, as the case may be) shall, until paid, bear interest from the Repurchase Date at the rate of 8% per annum, and each Debenture shall remain convertible into Common Stock until the principal of such Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

          Section XV.3.  Deposit of Repurchase Price.
                         ---------------------------

          Prior to the Repurchase Date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the Repurchase Price of the Debentures which are to be repaid on the Repurchase Date.


                                  ARTICLE XVI

                           MISCELLANEOUS PROVISIONS

          Section XVI.1. Successors and Assigns of Company Bound by Indenture.
                                                                 ------------

          All the covenants and agreements by the Company in this Indenture shall bind its successors and assigns, whether so expressed or not.

          Section XVI.2. Acts of Board, Committee or Officer of Successor
                                                                ---------
                         Corporation Valid.
                         -----------------

          Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

          Section XVI.3. [Intentionally Omitted]

          Section XVI.4. Notices, Etc. to Trustee and Company.
                         ------------------------------------

          Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders of Debentures or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (a) the Trustee, by any Holder of Debentures or by the Company, shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with the Trustee at its Corporate Trust Office, telecopier no.: 303-585-6865, Attention: Vice President-Corporate Trust; or

               (b) the Company, by the Trustee or by any Holder of the Debentures, shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at Suite 3200, 1999 Broadway, Denver, Colorado 80202, telecopier no.: 303-293-8430, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

          Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice (other than a notice published in Luxembourg) may be in an official language of the country of publication.

          Section XVI.5. Notice to Holders of Debentures; Waiver.
                         ---------------------------------------

          Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Debentures of any event, such notice shall be sufficiently given to Holders of Definitive Debentures or any Global Debenture if published in an Authorized Newspaper in the City of London, England, and, so long as the Debentures are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in Luxembourg or, if not practicable in either London, England or Luxembourg, elsewhere in any country in Western Europe, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication to be not later than the latest date prescribed for the giving of such notice. Such notice shall be deemed to have been given on the date of such publication or, if published in Authorized Newspapers on different dates, on the date of the first such publication. In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification as shall be given with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such Holders for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Debentures shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Section XVI.6. Effect of Headings and Table of Contents.
                                                         --------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section XVI.7. Indenture and Debentures to be Construed in Accordance
                         with Laws of State of New York.
                                                   ----

          This Indenture, each Debenture and each Coupon shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the internal substantive laws of such State without giving effect to the choice of law rules thereof.

          Section XVI.8. Officers' Certificate and Opinion of Counsel to be
                         Furnished upon Applications or Demands by Company.
                                        ----------------------------------

          Upon any Company Request or application by the Company to the Trustee or the Paying Agent to take any action under any provision of this Indenture, the Company shall furnish to the Trustee or the Paying Agent, as the case may be, an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and such action or omission does not violate the terms of this Indenture or the provisions of any applicable law, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate, an opinion of or representations by counsel, unless such officer knows, or in the exercise of his reasonable care shall know, that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or Opinion of Counsel may be based (insofar as it relates to factual matters, information with respect to which is in the possession of the Company) upon the certificate, statement or opinion of or representations by any officer or officers of the Company with direct knowledge of such factual matters, unless such counsel knows or in the exercise of reasonable care should know, that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

          Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

          Section XVI.9.  Benefits of Indenture.
                          ---------------------

          Nothing in this Indenture or in the Debentures or Coupons, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the holders of Debentures and Coupons, any benefit or legal or equitable right, remedy or claim under this Indenture.

          Section XVI.10. Legal Holidays.
                          --------------

          In any case where any Interest Payment Date, Redemption Date, Repurchase Date or the maturity date of any Debenture or Coupon or the last day on which a Holder of a Debenture has a right to convert his Debenture shall not be a Business Day at the place of payment or place of conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Debentures or Coupons), payment of interest, or principal premium, if any, or delivery for conversion of such Debenture need not be made at such place of payment or place of conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such place of payment or place of conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or the maturity date or by such last day for conversion; provided, however, that in case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Stated Maturity or last day for conversion, as the case may be.

          Section XVI.11. Effect of Invalidity of Provisions.
                          ----------------------------------

          In case any one or more of the provisions contained in this Indenture, in the Debentures or the Coupons shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture, of such Debentures or of such Coupons, but this Indenture, such Debentures and such Coupons shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section XVI.12. Execution in Counterparts.
                          -------------------------

          This Indenture may be executed in any number of counterparts, each of which shall be an original; but all such counterparts shall together constitute but one and the same instrument.

          Colorado National Bank, the party of the second part, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, KFx Inc., the party of the first part, has caused this Indenture to be signed in its corporate name and acknowledged by Jeffrey Hansen, its Chief Financial Officer, and its corporate seal to be affixed hereunto; and First Bank National Association, doing business as Colorado National Bank, the party of the second part, has caused this Indenture to be signed and acknowledged by a Vice President thereof and its corporate seal to be affixed hereunto, all as of the day and year first above written.



[Seal]

                                        KFx INC.

Attest:
                                        By:________________________________
                                           Name:
______________________                     Title:



                                        FIRST BANK NATIONAL ASSOCIATION,
                                        doing business as
[Seal]                                  COLORADO NATIONAL BANK



                                        By:________________________________
                                           Name: Adam Dalmy
Attest:                                    Title:  Vice President *
                                                   Corporate Trust

______________________

STATE OF NEW YORK        )
                         : ss.:
COUNTY OF NEW YORK       )


          On July 25, 1997, before me personally came Jeffrey Hansen to me known, who, being by me duly sworn, did depose and say that he resides at _____________________________________, Colorado, that he is the Chief Financial
Officer of KFx Inc., one of the corporations described in and which executed the foregoing Indenture; that he knows the seal of said corporation; that the seal affixed to said Indenture is such corporate seal; that it was so affixed and that he signed his name thereto by order of the board of directors of said corporation and that he signed his name thereto by like order.



(Seal)                   _______________________________
                                 Notary Public



STATE OF COLORADO         )
                          : ss.:
COUNTY OF                 )


          The foregoing instrument was acknowledged before me this ___ day of ______ 1997 by _________, Vice President-Corporate Trust of First Bank National Association, doing business as Colorado National Bank. Witness my hand and official seal.


                                        _____________________________
                                        (Title of Officer)

                                        My commission expires _______




                        ________________________________
                                 Notary Public


(Seal)